                                                                  EXECUTION COPY


                                  EXHIBIT 10.6


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                               SEPTEMBER 30, 1998

                                      among

                         VLASIC FOODS INTERNATIONAL INC.

                             THE BANKS PARTY HERETO

                            THE CHASE MANHATTAN BANK,
                              AS SYNDICATION AGENT

                                       and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT




                                   Arranged by

                           J.P. MORGAN SECURITIES INC.
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                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

SECTION 1.01.  Definitions....................................................1
SECTION 1.02.  Accounting Terms and Determinations...........................28
SECTION 1.03.  Types of Borrowings...........................................29

                                    ARTICLE 2
                                      LOANS

SECTION 2.01.  Commitments to Lend...........................................29
SECTION 2.02.  Notice of Committed Borrowing.................................30
SECTION 2.03.  Money Market Borrowings.......................................31
SECTION 2.04.  Notice to Banks; Funding of Loans.............................35
SECTION 2.05.  Notes.........................................................36
SECTION 2.06.  Maturity of Loans.............................................36
SECTION 2.07.  Interest Rates................................................36
SECTION 2.08.  Fees..........................................................40
SECTION 2.09.  Optional Termination or Reduction of Commitments..............41
SECTION 2.10.  Method of Electing Interest Rates.............................41
SECTION 2.11.  Optional Prepayments..........................................43
SECTION 2.12.  Mandatory Prepayments.........................................44
SECTION 2.13.  General Provisions as to Payments.............................45
SECTION 2.14.  Funding Losses................................................46
SECTION 2.15.  Computation of Interest and Fees..............................46
SECTION 2.16.  Regulation D Compensation.....................................47
SECTION 2.17.  Asset Securitization..........................................47
SECTION 2.18.  Release of Security Interests in Assets Being Sold............47
SECTION 2.19.  Release of Security Interests on Security Release Date........48
SECTION 2.20.  Additional Guaranteed Obligations and Additional
            Company Secured Obligations......................................48

                                    ARTICLE 3
                                   CONDITIONS

SECTION 3.01.  Conditions to Effectiveness...................................49
SECTION 3.02.  Consequences of Effectiveness.................................51
SECTION 3.03.  Conditions to Borrowings......................................51

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01.  Corporate Existence and Power.................................52
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                                                                            PAGE
                                                                            ----

SECTION 4.02.  Corporate and Governmental Authorization; No
            Contravention....................................................52
SECTION 4.03.  Binding Effect................................................52
SECTION 4.04.  Security Interests............................................52
SECTION 4.05.  Financial Information.........................................52
SECTION 4.06.  Litigation....................................................53
SECTION 4.07.  Compliance with ERISA.........................................53
SECTION 4.08.  Environmental Matters.........................................54
SECTION 4.09.  Taxes.........................................................54
SECTION 4.10.  Subsidiaries..................................................54
SECTION 4.11.  No Regulatory Restrictions on Borrowing.......................54
SECTION 4.12.  Full Disclosure...............................................55
SECTION 4.13.  Information as to Equity Interests and Instruments Owned
            by the Vlasic Companies..........................................55
SECTION 4.14.  Year 2000 Compliance..........................................55

                                    ARTICLE 5
                                    COVENANTS

SECTION 5.01.  Information...................................................56
SECTION 5.02.  Maintenance of Property; Insurance............................59
SECTION 5.03.  Conduct of Business and Maintenance of Existence..............60
SECTION 5.04.  Compliance with Laws..........................................60
SECTION 5.05.  Inspection of Property, Books and Records.....................60
SECTION 5.06.  Use of Proceeds...............................................61
SECTION 5.07.  Guarantees by Future Domestic Subsidiaries....................61
SECTION 5.08.  Future Assets to Be Added to Collateral.......................61
SECTION 5.09.  Mergers and Sales of Assets...................................62
SECTION 5.10.  Negative Pledge...............................................63
SECTION 5.11.  Limitation on Indebtedness....................................64
SECTION 5.12.  Subsidiary Debt Limitation....................................65
SECTION 5.13.  Debt/EBITDA Ratio.............................................65
SECTION 5.14.  Fixed Charge Coverage Ratio...................................65
SECTION 5.15.  Restricted Payments...........................................65
SECTION 5.16.  Capital Expenditures..........................................66
SECTION 5.17.  Reinvestment of Asset Sale Proceeds and Casualty
            Proceeds.........................................................66
SECTION 5.18.  Cash Consideration for Asset Sales............................67
SECTION 5.19.  Investments and Acquisitions..................................68
SECTION 5.20.  Transactions with Affiliates..................................68
SECTION 5.21.  Certain Amendments............................................69


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                                                                            PAGE
                                                                            ----

SECTION 5.22.  Limitations on Restrictions Affecting Subsidiaries............69

                                    ARTICLE 6
                                    DEFAULTS

SECTION 6.01.  Events of Default.............................................70
SECTION 6.02.  Notice of Default.............................................72

                                    ARTICLE 7
                                   THE AGENTS

SECTION 7.01.  Appointment and Authorization.................................73
SECTION 7.03.  Action by Agents..............................................73
SECTION 7.04.  Consultation with Experts.....................................73
SECTION 7.05.  Liability of Agents...........................................73
SECTION 7.06.  Indemnification...............................................74
SECTION 7.07.  Credit Decision...............................................74
SECTION 7.08.  Successor Agents..............................................74
SECTION 7.09.  Agents' Fees..................................................75
SECTION 7.10.  Syndication Agent.............................................75

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair......75
SECTION 8.02.  Illegality....................................................76
SECTION 8.03.  Increased Cost and Reduced Return.............................77
SECTION 8.04.  Taxes.........................................................78
SECTION 8.05.  Base Rate Loans Substituted for Affected Fixed Rate...........80

                                    ARTICLE 9
                                  MISCELLANEOUS

SECTION 9.01.  Notices.......................................................80
SECTION 9.02.  No Waivers....................................................81
SECTION 9.03.  Expenses; Indemnification.....................................81
SECTION 9.04.  Sharing of Set-offs...........................................81
SECTION 9.05.  Amendments and Waivers........................................82
SECTION 9.06.  Successors and Assigns........................................82
SECTION 9.07.  No Reliance on Margin Stock...................................84
SECTION 9.08.  Governing Law; Submission to Jurisdiction.....................84


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SECTION 9.09.  Counterparts; Integration.....................................84
SECTION 9.10.  WAIVER OF JURY TRIAL..........................................84

COMMITMENT SCHEDULE
RATIO-BASED PRICING SCHEDULE
RATINGS-BASED PRICING SCHEDULE
SCHEDULE 1.01 -     List of Spin-Off Agreements
SCHEDULE 5.11 -     Debt Outstanding at August 30, 1998
EXHIBIT A     -     Form of Note
EXHIBIT B     -     Money Market Quote Request
EXHIBIT C     -     Invitation for Money Market Quotes
EXHIBIT D     -     Money Market Quote
EXHIBIT E     -     Opinion of Counsel for the Company
EXHIBIT F     -     Opinion of Special Counsel for the Administrative Agent
EXHIBIT G     -     Form of Assignment and Assumption Agreement
EXHIBIT H     -     Subsidiary Guaranty Agreement
EXHIBIT I     -     Security Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT

            AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 30, 1998 among VLASIC FOODS INTERNATIONAL INC., the BANKS party hereto, THE CHASE MANHATTAN BANK, as Syndication Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent and Collateral Agent.

            WHEREAS, the Company (as defined below), Campbell Soup Company, the Banks party hereto, The Chase Manhattan Bank, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent, are parties to a Credit Agreement dated as of February 20, 1998 (the "EXISTING CREDIT AGREEMENT");

            WHEREAS, the Company has reduced the Commitments under the Existing Credit Agreement pro rata from an aggregate amount of $750,000,000 to an aggregate amount of $650,000,000;

            WHEREAS, the undersigned parties wish, upon satisfaction of the conditions set forth in Section 3.01, to amend the Existing Credit Agreement to, among other things, (i) classify a pro rata portion of each Bank's outstanding Loans as Term Loans (which Term Loans will initially be in the aggregate principal amount of $100,000,000); (ii) classify the remaining portion of each Bank's Commitment as a Revolving Credit Commitment (which Revolving Credit Commitments will initially be in the aggregate amount of $550,000,000); (iii) modify certain financial covenants; and (iv) increase the rates of interest and fees payable by the Company; and

            WHEREAS, for the convenience of the parties hereto, the undersigned parties wish to restate the Existing Credit Agreement as so amended (which restatement thereof is set forth in this Agreement);

            NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

            SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:
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            "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

            "ADJUSTED CD RATE" has the meaning set forth in Section 2.07(b).

            "ADJUSTED CONSOLIDATED EBITDA" means, for any period, Consolidated EBITDA for such period adjusted, if such period ends in Fiscal 1999, by adding one of the following amounts: (i) if such period ends at the end of the first Fiscal Quarter of Fiscal 1999, $35,300,000, (ii) if such period ends at the end of the second Fiscal Quarter of Fiscal 1999, $38,300,000, (iii) if such period ends at the end of the third Fiscal Quarter of Fiscal 1999, $29,600,000 and (iv) if such period ends at the end of the fourth Fiscal Quarter of Fiscal 1999, $4,600,000.

            "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York in its capacity as Administrative Agent for the Banks hereunder, and its successors in such capacity.

            "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

            "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "Controlling Person") or (ii) any Person (other than the Company or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "AGENT" means the Administrative Agent or the Collateral Agent.

            "AGREEMENT" means, when used with respect to this agreement, this Amended and Restated Credit Agreement as amended from time to time.

            "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

            "APPLICABLE PRICING SCHEDULE" means the Ratio-Based Pricing Schedule attached hereto; provided that if on any day the Company has a Corporate Rating


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by S&P, Moody's or both and application of the Ratings-Based Pricing Schedule attached hereto would result in a higher Facility Fee Rate, Euro-Dollar Margin or CD Margin, then the "Applicable Pricing Schedule" for such day with respect to the Facility Fee Rate, Euro-Dollar Margin or CD Margin, as the case may be, shall be the Ratings-Based Pricing Schedule.

            "ASSESSMENT RATE" has the meaning set forth in Section 2.07(b).

            "ASSET ACQUISITION" means any transaction, or any series of related transactions, consummated after the Effective Date, by which one or more Vlasic Companies directly or indirectly acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise.

            "ASSET SALE" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by any Person of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) dispositions of inventory or obsolete, worn out or unnecessary equipment, in each case in the ordinary course of business, (ii) dispositions of Temporary Cash Investments and cash payments otherwise permitted under this Agreement and (iii) dispositions by any Vlasic Company to another Vlasic Company.

            "ASSIGNEE" has the meaning set forth in Section 9.06(c).

            "BANK" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

            "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

            "BASE RATE LOAN" means a Committed Loan which bears interest at the rate applicable to Base Rate Loans pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of
Article 8.

            "BASE RATE MARGIN" means:

            (a) for each day during the period from and including October 1, 1998 to but excluding January 1, 1999, a rate per annum equal to 0.375%;


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
            (b) for each day during the period from and including January 1, 1999 to but excluding April 1, 1999:

                  (i) if the Partial Refinancing shall have been completed and the Company shall have issued Subordinated Debt in an aggregate principal amount of at least $200,000,000, a rate per annum equal to 0.250%; and

                  (ii) otherwise, a rate per annum equal to 0.500%;

            (c) for each day during the period from and including April 1, 1999 to but excluding July 1, 1999:

                  (i) if the Partial Refinancing shall have been completed and the Company shall have issued Subordinated Debt in an aggregate principal amount of at least $200,000,000, a rate per annum equal to 0.250%;

                  (ii) if the Partial Refinancing shall have been completed and the Company shall not have issued Subordinated Debt in an aggregate principal amount of at least $200,000,000, a rate per annum equal to 0.500%; and

                  (iii) otherwise, a rate per annum equal to 1.000%;

            (d) for each day during the period from and including July 1, 1999 to but excluding the Grid Pricing Commencement Date:

                  (i) if the Partial Refinancing shall have been completed and the Company shall have issued Subordinated Debt in an aggregate principal amount of at least $200,000,000, a rate per annum equal to 0.250%;

                  (ii) if the Partial Refinancing shall have been completed and the Company shall not have issued Subordinated Debt in an aggregate principal amount of at least $200,000,000, a rate per annum equal to 0.500%; and

                  (iii) otherwise, a rate per annum equal to 1.250%; and

            (e) for each day on and after the Grid Pricing Commencement Date, a rate per annum determined in accordance with the Applicable Pricing Schedule.

            "BORROWING" has the meaning set forth in Section 1.03.

            "CAMPBELL" means Campbell Soup Company, a New Jersey corporation, and its successors.

            "CAMPBELL CLOSING DATE" means the date on which the Campbell Loans were made.

            "CAMPBELL LOANS" means loans in the aggregate principal amount of $500,000,000 made to Campbell under the Existing Credit Agreement and assumed by the Company upon consummation of the Spin-Off.

            "CASUALTY PROCEEDS" means (i) any insurance proceeds received by any Domestic Vlasic Company under any property insurance policy or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation) received by any Domestic Vlasic Company.

            "CD BASE RATE" has the meaning set forth in Section 2.07(b).

            "CD LOAN" means a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

            "CD MARGIN"  means:

            (a) for each day during the period from and including October 1, 1998 to but excluding January 1, 1999, a rate per annum equal to 1.500%;

            (b) for each day during the period from and including January 1, 1999 to but excluding April 1, 1999:

                  (i) if the Partial Refinancing shall have been completed and the Company shall have issued Subordinated Debt in an aggregate principal amount of at least $200,000,000, a rate per annum equal to 1.375%; and

                  (ii) otherwise, a rate per annum equal to 1.625%;

            (c) for each day during the period from and including April 1, 1999 to but excluding July 1, 1999:

                  (i) if the Partial Refinancing shall have been completed and the Company shall have issued Subordinated Debt in an aggregate principal amount of at least $200,000,000, a rate per annum equal to 1.375%;

                  (ii) if the Partial Refinancing shall have been completed and the Company shall not have issued Subordinated Debt in an aggregate principal amount of at least $200,000,000, a rate per annum equal to 1.625%; and

                  (iii) otherwise, a rate per annum equal to 2.125%;

            (d) for each day during the period from and including July 1, 1999 to but excluding the Grid Pricing Commencement Date:

                  (i) if the Partial Refinancing shall have been completed and the Company shall have issued Subordinated Debt in an aggregate principal amount of at least $200,000,000, a rate per annum equal to 1.375%;

                  (ii) if the Partial Refinancing shall have been completed and the Company shall not have issued Subordinated Debt in an aggregate principal amount of at least $200,000,000, a rate per annum equal to 1.625%; and

                  (iii) otherwise, a rate per annum equal to 2.375%; and

            (e) for each day on and after the Grid Pricing Commencement Date, a rate per annum determined in accordance with the Applicable Pricing Schedule.

            "CD RATE" means a rate of interest determined pursuant to Section 2.07(b) on the basis of an Adjusted CD Rate.

            "CD REFERENCE BANKS" means The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and Wachovia Bank, N.A.

            "COLLATERAL ACCOUNTS" has the meaning set forth in Section 1 of the Security Agreement.

            "COLLATERAL AGENT" means Morgan Guaranty Trust Company of New York, in its capacity as Collateral Agent for the Secured Parties under the Collateral Documents, and its successors in such capacity.

            "COLLATERAL DOCUMENTS" means the Security Agreement, the Security Agreement Supplements, the Intellectual Property Security Agreements and all other supplemental or additional security agreements, mortgages or similar instruments delivered pursuant hereto or thereto, but excluding any UCC financing statements.

            "COMBINED BASIS", when used with respect to determining any amount, means that such amount is to be determined by combining the relevant amounts for each of the Company's businesses in the same manner and with the same pro-forma adjustments as were used in preparing the Company's combined pro-forma financial statements included in the Form 10.

            "COMMITTED LOAN" means a Revolving Loan or a Term Loan.

            "COMMITMENT" means, with respect to any Bank at any time, an amount equal to the sum of its Revolving Credit Commitment and the aggregate outstanding principal amount of its Term Loans at such time.

            "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

            "COMPANY" means Vlasic Foods International Inc., a New Jersey corporation, and its successors.

            "COMPANY CLOSING DATE" means the date on which the Company assumed the Campbell Loans pursuant to the Existing Credit Agreement.

            "COMPANY'S SHARE" means, at any date, with respect to the Debt or interest expense of any Minority-Owned Affiliate, a percentage of such Debt or interest expense equal to the percentage of the outstanding aggregate equity interests (other than preferred stock) in such Minority-Owned Affiliate held at such date by the Company and its Subsidiaries.

            "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its Consolidated Subsidiaries for such period, as the same are or would in accordance with GAAP be set forth in a consolidated statement of cash flows of the Company and its Consolidated Subsidiaries for such period, excluding any amount (i) paid with proceeds from the sale of assets being replaced by the assets acquired as a result of such capital expenditures or (ii) paid (or reasonably expected to be paid) with the proceeds of casualty insurance, condemnation awards and the like.

            "CONSOLIDATED DEBT" means, at any date, the sum of (i) the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date, and (ii) the Company's Share of the Debt of each Minority-Owned Affiliate.

            "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Earnings for such period plus, to the extent deducted in determining Consolidated Net Earnings for such period, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges (including, without limitation, a write-off or write-down of assets); provided that, for any period or portion of a period before the Spin-Off Date, "Consolidated EBITDA" shall be determined on a Combined Basis.

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum of
(i) the interest expense of the Company and its Consolidated Subsidiaries, determined on a consolidated basis for such period, and (ii) the Company's Share of the interest expense of each Minority-Owned Affiliate; provided that, for any period or portion of a period before the Spin-Off Date, the interest expense of the Company and its Consolidated Subsidiaries referred to in clause (i) shall be determined on a Combined Basis.

            "CONSOLIDATED NET EARNINGS" means, for any period, the net earnings of the Company and its Consolidated Subsidiaries, determined on a consolidated basis for such period, adjusted to exclude the effect of any extraordinary or other non-recurring gain (but not loss); provided that, for any period or portion of a period before the Spin-Off Date, "Consolidated Net Earnings" shall be determined on a Combined Basis.

            "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

            "CONTINUING DIRECTOR" means (i) any individual who was a director of the Company on August 2, 1998 and (ii) any individual who becomes a director of the Company after August 2, 1998 and is elected or nominated for election as a director of the Company by a majority of the individuals who were Continuing Directors immediately before such election or nomination.

            "CORPORATE RATING" means a credit rating by Moody's or S&P for the Company's senior unsecured long-term debt securities without third-party credit enhancement.

            "CREDIT EXPOSURE" means, with respect to any Bank at any time, the sum of (i) its Revolving Credit Exposure at such time plus (ii) the aggregate outstanding principal amount of its Term Loans at such time.

            "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person.

            "DEBT/EBITDA RATIO" means, at the end of any Fiscal Quarter, the ratio of (i) Consolidated Debt at the end of such Fiscal Quarter to (ii) Adjusted Consolidated EBITDA for the period of four consecutive Fiscal Quarters then ended.

            "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

            "DESIGNATED AFFILIATE" means (i) Bennett Dorrance, (ii) Mary Alice Malone, (iii) the June 2, 1990 Voting Trust described in the Form 10 or (iv) any group of Persons (within the meaning of Section 13 or 14 of the Exchange Act) which includes one or more of the foregoing.

            "DESIGNATED INTEREST RATE AGREEMENTS" means the interest rate swap agreements listed on Schedule 2 to the Security Agreement and any other interest rate swap agreement or interest rate cap and floor agreement that is between the Company and a Bank and is designated by the Company, in a notice to the Collateral Agent, as a Designated Interest Rate Agreement for purposes of the Financing Documents.

         "DESIGNATED LETTER OF CREDIT" means a letter of credit issued by a Bank and designated by the Company, in a notice to the Collateral Agent, as a Designated Letter of Credit for purposes of the Financing Documents.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "DOMESTIC LOANS" means CD Loans or Base Rate Loans or both.

         "DOMESTIC RESERVE PERCENTAGE" has the meaning set forth in Section 2.07(b).

         "DOMESTIC SUBSIDIARY" means any Subsidiary that is not a Foreign Subsidiary.

         "DOMESTIC VLASIC COMPANIES" means the Company and its Domestic Subsidiaries.

         "EFFECTIVE DATE" means the date on which this Agreement becomes effective pursuant to Section 3.01.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "EQUITY INTEREST" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof or (v) any warrant, option or other right to acquire any Equity Interest described in the foregoing clauses (i), (ii), (iii) and (iv).

         "EQUITY ISSUANCE" means any issuance or sale by any Vlasic Company of any Equity Interest in such Vlasic Company, other than (i) any issuance or sale of such Equity Interests to any Domestic Vlasic Company and (ii) the issuance of any Equity Interest in the Company pursuant to the exercise of employee stock options.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Administrative Agent.

         "EURO-DOLLAR LOAN" means a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

         "EURO-DOLLAR MARGIN" means:

          (a) for each day during the period from and including October 1, 1998 to but excluding January 1, 1999, a rate per annum equal to 1.375%;

          (b) for each day during the period from and including January 1, 1999 to but excluding April 1, 1999:

                  (i) if the Partial Refinancing shall have been completed and the Company shall have issued Subordinated Debt in an aggregate principal amount of at least $200,000,000, a rate per annum equal to 1.250%; and

                  (ii) otherwise, a rate per annum equal to 1.500%;

          (c) for each day during the period from and including April 1, 1999 to but excluding July 1, 1999:

                  (i) if the Partial Refinancing shall have been completed and the Company shall have issued Subordinated Debt in an aggregate principal amount of at least $200,000,000, a rate per annum equal to 1.250%;

                  (ii) if the Partial Refinancing shall have been completed and the Company shall not have issued Subordinated Debt in an aggregate principal amount of at least $200,000,000, a rate per annum equal to 1.500%; and

                  (iii) otherwise, a rate per annum equal to 2.000%;

          (d) for each day during the period from and including July 1, 1999 to but excluding the Grid Pricing Commencement Date:

                  (i) if the Partial Refinancing shall have been completed and the Company shall have issued Subordinated Debt in an aggregate principal amount of at least $200,000,000, a rate per annum equal to 1.250%;

                  (ii) if the Partial Refinancing shall have been completed and the Company shall not have issued Subordinated Debt in an aggregate principal amount of at least $200,000,000, a rate per annum equal to 1.500%; and

                  (iii) otherwise, a rate per annum equal to 2.250%; and

          (e) for each day on and after the Grid Pricing Commencement Date, a rate per annum determined in accordance with the Applicable Pricing Schedule.

         "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.07(c) on the basis of a London Interbank Offered Rate.

         "EURO-DOLLAR REFERENCE BANKS" means the principal London offices of The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and Wachovia Bank, N.A.

         "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         "EVENTS OF DEFAULT" has the meaning set forth in Section 6.01.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         "EXISTING CREDIT AGREEMENT" has the meaning set forth in the heading of this Agreement.

         "FACILITY FEE RATE" means:

          (a) for each day during the period from and including October 1, 1998 to but excluding January 1, 1999, a rate per annum equal to 0.375%;

          (b) for each day during the period from and including January 1, 1999 to but excluding the Grid Pricing Commencement Date:

              (i) if the Partial Refinancing shall have been completed and the Company shall have issued Subordinated Debt in an aggregate principal amount of at least $200,000,000, a rate per annum equal to 0.250%; and

              (ii) otherwise, a rate per annum equal to 0.500%; and

          (c) for each day on and after the Grid Pricing Commencement Date, a rate per annum determined in accordance with the Applicable Pricing Schedule.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal

Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

         "FINANCIAL OFFICER" means the chief financial officer, chief accounting officer or treasurer of the Company.

         "FINANCIAL PREVIEW" means the Financial Preview dated August 14, 1998 that was provided to the Administrative Agent and the Banks.

         "FINANCING DOCUMENTS" means this Agreement (including the Schedules and Exhibits hereto), the Notes, the Subsidiary Guaranty Agreements and the Collateral Documents.

         "FISCAL QUARTER" means a fiscal quarter of the Company.

         "FISCAL YEAR" means a fiscal year of the Company. A Fiscal Year is identified by the calendar year in which it ends (e.g., "Fiscal 1999" is the Fiscal Year that ends on August 1, 1999).

         "FIXED CHARGE COVERAGE RATIO" means, at the end of any Fiscal Quarter, the ratio of Adjusted Consolidated EBITDA for the period of four consecutive Fiscal Quarters then ended to Consolidated Interest Expense for such period of four consecutive Fiscal Quarters.

         "FIXED RATE BORROWING" means a Borrowing comprised of Fixed Rate
Loans.

         "FIXED RATE LOANS" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the rate applicable to Base Rate Loans pursuant to Section 8.01) or any combination of the foregoing.

         "FOREIGN SUBSIDIARY" means any Subsidiary that (i) is organized under the laws of a jurisdiction outside the United States and (ii) conducts substantially all of its operations outside the United States, other than any such Subsidiary that is (whether as a matter of law, pursuant to an election by such Subsidiary or otherwise) treated as a partnership in which any Domestic Vlasic Company is a partner or as a branch of any Domestic Vlasic Company for United States income tax purposes.

         "FORM 10" means the Company's report on Form 10, as filed with the SEC pursuant to the Exchange Act on March 5, 1998 (which report includes the Information Statement).

         "GAAP" has the meaning set forth in Section 1.02.

         "GRID PRICING COMMENCEMENT DATE" means the first day after the end of Fiscal 1999 on which the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer setting forth the Company's good-faith estimate of the Debt/EBITDA Ratio at the end of Fiscal 1999.

         "GROUP OF LOANS" or "GROUP" means at any time a group of Revolving Loans or a group of Term Loans, in either case consisting of (i) all such Loans which are Base Rate Loans at such time, (ii) all such Loans which are Euro-Dollar Loans having the same Interest Period at such time or (iii) all such Loans which are CD Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "GUARANTEED OBLIGATIONS" has, with respect to each Domestic Subsidiary party to a Subsidiary Guaranty Agreement, the meaning set forth in such Subsidiary Guaranty Agreement.

         "GUARANTEED PARTIES" means the holders from time to time of the Guaranteed Obligations.

         "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives and by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "INDEMNITEE" has the meaning set forth in Section 9.03.

         "INFORMATION STATEMENT" means the draft of the Information Statement furnished to the Banks with respect to the Spin-Off included in the Form 10.

         "INTELLECTUAL PROPERTY SECURITY AGREEMENT" has the meaning set forth in
Section 1 of the Security Agreement.

         "INTEREST PERIOD" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Company may elect in such notice; provided that:

           (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

           (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

           (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

     (2) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Company may elect in such notice; provided that:

           (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

           (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

     (3) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Company may elect in accordance with Section 2.03; provided that:

           (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

           (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

           (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

     (4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 30 days) as the Company may elect in accordance with Section 2.03; provided that:

           (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

           (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

         "KATTUS SALE" means the transfer or sale by the Company of substantially all of the assets and/or quotas of its wholly-owned subsidiaries, Theodor Kattus GmbH and Campbell Grocery Products GmbH, to a third party.

         "LIBOR AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LIEN GRANTORS" has the meaning set forth in Section 1 of the Security Agreement.

         "LOAN" means a Revolving Loan, a Money Market Loan or a Term Loan, and "LOANS" means Revolving Loans, Money Market Loans or Term Loans or any combination of the foregoing.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.07(c).

         "MATERIAL ADVERSE EFFECT" means (i) any material adverse effect on the business, financial position or results of operations of the Vlasic Companies, considered as a whole, (ii) any material adverse effect on the validity, binding effect or enforceability of any Financing Document or (iii) any material adverse effect on the validity, perfection or priority of any Lien on any of the Collateral created or purportedly created under the Collateral Documents.

         "MATERIAL DEBT" means Debt (except Debt outstanding hereunder) of one or more Vlasic Companies, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $10,000,000.

         "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

         "MINORITY-OWNED AFFILIATE" means any Person (other than a Subsidiary) in which the Company and its Subsidiaries hold at least 20% of the aggregate outstanding equity interests of any class.

         "MONEY MARKET ABSOLUTE RATE" has the meaning set forth in Section 2.03(d)(ii).

         "MONEY MARKET ABSOLUTE RATE LOAN" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

         "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may from time to time by notice to the Company and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "MONEY MARKET LIBOR LOAN" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the rate applicable to Base Rate Loans pursuant to Section 8.01).

         "MONEY MARKET LOAN" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "MONEY MARKET MARGIN" has the meaning set forth in Section 2.03(d)(ii).

         "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NET CASH PROCEEDS" means, with respect to any Asset Sale, Equity Issuance or incurrence of Debt, an amount equal to the cash proceeds received by any Vlasic Company from or in respect of such Asset Sale, Equity Issuance or incurrence of Debt (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Sale), less (x) any expenses reasonably incurred by any Vlasic Company in respect of such Asset Sale, Equity Issuance or incurrence of Debt and (y) in the case of an Asset Sale, (i) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof and (ii) any taxes actually paid or to be payable by any Vlasic Company (as reasonably estimated by a senior financial or accounting officer of the Company, giving effect to the overall tax position of the Company) in respect of such Asset Sale.

         "NOTES" means promissory notes of the Company, substantially in the form of Exhibit A hereto, evidencing the obligations of the Company to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

         "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.10(c).

         "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation, by-laws and other constitutional documents, including the certificate of designation for any series of its preferred stock, (ii) with respect to any limited liability company, its articles of organization and operating agreement, or other comparable documents however named, and (iii) with respect to any partnership, its partnership agreement.

         "PARENT" means, with respect to any Bank, any Person controlling such Bank.

         "PARTIAL REFINANCING" means the prepayment of Revolving Loans pursuant to Section 2.12(b) with the Net Cash Proceeds from the issuance of $200,000,000 aggregate principal amount of Debt and the concurrent pro rata reduction of the Revolving Credit Commitments by an aggregate amount equal to such Net Cash Proceeds.

         "PARTICIPANT" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED ASSET ACQUISITION" means an Asset Acquisition if all the following are true:

                  (i) the business or assets being acquired are not being acquired principally for the purpose of engaging in a line of business in which no Vlasic Company was engaged on the Effective Date;

                  (ii) the value of the consideration for such Asset Acquisition, together with the aggregate value of the consideration for all prior Permitted Asset Acquisitions and Permitted Investments, is not greater than $250,000,000;

                  (iii) all Debt incurred or assumed to finance such Asset Acquisition or to pay amounts required to be paid as a direct result of such Asset Acquisition shall be Permitted Acquisition Debt;

                  (iv) at the time of such Asset Acquisition, the ratio of the amount of Permitted Acquisition Debt incurred or assumed in connection with such Asset Acquisition to the Target's EBITDA does not exceed 4.25 to 1;

                  (v) after giving effect to such Asset Acquisition and any Loans the proceeds of which will be used for such acquisition, the Company will have unused Revolving Credit Commitments of at least $20,000,000; and

                  (vi) no Event of Default shall have occurred and be continuing immediately after giving effect to such Asset Acquisition.

         "PERMITTED ACQUISITION DEBT" means Debt incurred to finance a Permitted Asset Acquisition or Permitted Investment or to pay amounts required to be paid as a direct result of a Permitted Asset Acquisition or Permitted Investment; provided that the cumulative aggregate principal amount of Permitted Acquisition Debt incurred by the Vlasic Companies after the Effective Date shall not exceed $100,000,000.

         "PERMITTED ASSET SECURITIZATION" has the meaning set forth in Section 2.17(a).

         "PERMITTED INTERCOMPANY DEBT" means Debt owed by any Vlasic Company to any other Vlasic Company; provided that at all times until the Security Interests are released pursuant to Section 18 of the Security Agreement, all such Debt owing to any Domestic Vlasic Company is (i) maintained in the form of open account balances in which the Collateral Agent has a first priority, perfected security interest or (ii) is evidenced by Instruments (as defined in the Security Agreement) delivered to the Collateral Agent pursuant to Section 4(c) of the Security Agreement.

         "PERMITTED INVESTMENT" means the acquisition (after the Effective Date) by a Vlasic Company of any Equity Interest in another Person if all the following are true:

                  (i) such Person is not principally engaged in a line of business in which no Vlasic Company was engaged on the Effective Date;

                  (ii) such Person will, after such acquisition, be a Subsidiary of the Company;

                  (iii) the value of the consideration for such acquisition, together with the aggregate value of the consideration for all prior Permitted Asset Acquisitions and Permitted Investments, is not greater than $250,000,000;

                  (iv) all Debt incurred or assumed to finance such acquisition or to pay amounts required to be paid as a direct result of such acquisition shall be Permitted Acquisition Debt;

                  (v) at the time of such acquisition, the ratio of the Target's Debt to the Target's EBITDA does not exceed 4.25 to 1;

                  (vi) after giving effect to such acquisition and any Loans the proceeds of which will be used for such acquisition, the Company will have unused Revolving Credit Commitments of at least $20,000,000; and

                  (vii) no Event of Default shall have occurred and be continuing immediately after giving effect to such acquisition.

         "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "QUARTERLY DATES" means each March 31, June 30, September 30 and December 31.

         "REFERENCE BANKS" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REINVESTABLE PROCEEDS" has the meaning set forth in Section 5.17.

         "RELEVANT ASSET" has the meaning set forth in Section 5.17.

         "REQUIRED BANKS" means at any time Banks having more than 50% of the Credit Exposures at such time.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock other than mandatorily redeemable preferred stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's capital stock or (b) any option, warrant or other right to acquire shares of the Company's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion).

         "REVOLVING CREDIT COMMITMENT" means the portion of each Bank's Commitment that is classified as a Revolving Credit Commitment, such portion being (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth therein opposite the name of such Bank under the heading

"Revolving Credit Commitment" and (ii) with respect to any Assignee of a Revolving Credit Commitment, the amount of the transferor Bank's Revolving Credit Commitment assigned to such Assignee pursuant to Section 9.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.09 or
2.12 or changed as a result of an assignment pursuant to Section 9.06(c).

         "REVOLVING CREDIT EXPOSURE" means, as to any Bank at any time:

           (i) the amount of its Revolving Credit Commitment (whether used or unused); or

          (ii) if the Revolving Credit Commitments have terminated in their entirety, the aggregate outstanding principal amount of its Revolving Loans and Money Market Loans at such time.

         "REVOLVING CREDIT PERIOD" means the period from and including the Effective Date to but not including the Termination Date.

         "REVOLVING LOAN" means a loan made by a Bank under this Agreement (other than a Term Loan or a Money Market Loan); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "REVOLVING LOAN" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "SEC" means the Securities and Exchange Commission.

         "SECURED OBLIGATIONS" has, with respect to each Lien Grantor, the meaning set forth in the Security Agreement.

         "SECURED PARTIES" has the meaning set forth in Section 1 of the Security Agreement.

         "SECURITY AGREEMENT" means a Security Agreement substantially in the form of Exhibit I among the Collateral Agent and the Lien Grantors, as amended and/or supplemented from time to time.

         "SECURITY AGREEMENT SUPPLEMENT" has the meaning set forth in Section 1 of the Security Agreement.

         "SECURITY INTERESTS" has the meaning set forth in Section 1 of the Security Agreement.

         "SECURITY RELEASE DATE" has the meaning set forth in Section 1 of the Security Agreement.

         "SENIOR" means, with respect to any Debt of the Company, that such Debt is not Subordinated.

         "SENIOR OBLIGATIONS" means (i) all principal of all Loans outstanding from time to time hereunder, all interest (including without limitation Post-Petition Interest (as defined in the Security Agreement)) on such Loans and all other amounts (including without limitation reasonable attorneys' fees and disbursements) now or hereafter payable by the Company pursuant to any Financing Document, (ii) all obligations of the Company under Designated Interest Rate Agreements, (iii) all obligations of the Company to reimburse an issuing bank for amounts drawn under a Designated Letter of Credit or to pay fees or other amounts to such issuing bank in connection with such Designated Letter of Credit and (iv) any other obligation designated by the Company prior to the Security Release Date as an additional Secured Obligation of the Company pursuant to
Section 2.20 of the Credit Agreement.

         "SOVEREIGN" means (i) the central or federal executive or legislative governmental authority of a country or (ii) any agency or instrumentality of such governmental authority (including any central bank or central monetary authority) to the extent the obligations of such agency or instrumentality are fully backed by the general taxing power of such governmental authority.

         "SPIN-OFF" means the distribution by Campbell of 100% of the capital stock of the Company to shareowners of Campbell substantially in the manner described in the Information Memorandum.

         "SPIN-OFF AGREEMENTS" means the agreements listed on Schedule 1.01 hereto, in each case complying in all material respects with the description thereof in the Information Statement.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

         "SUBORDINATED" means Debt of the Company that satisfies the following conditions:

                  (i) such Debt is unsecured and is not guaranteed by any Subsidiary;

                  (ii) no payment of the principal of such Debt is due prior to August 31, 2003;

                  (iii) the covenants in respect of such Debt will be no more restrictive than the covenants under this Agreement and the events of default in respect of such Debt will be no more extensive than the Events of Default; provided that a payment default in respect of such Debt may be an Event of Default in respect of such Debt;

                  (iv) in the event of a bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding-up or similar event with respect to the Company, the Senior Obligations must be paid in full before any payment is made with respect to the principal of, premium, if any, interest or other amounts, if any, payable in respect of such Debt; and

                  (v) no cash payments may be made with respect to such Debt during the continuance of a payment default with respect to any of the Senior Obligations and, during the continuance of any other Event of Default, no payment may be made with respect to such Debt until such Event of Default is cured (or if not cured, until such Event of Default has been continuing for more than 179 days after the Administrative Agent notifies the Company that payments on such Debt are to be suspended until such Event of Default is cured).

         "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

         "SUBSIDIARY GUARANTY AGREEMENT" means a Subsidiary Guaranty Agreement substantially in the form of Exhibit H hereto.

         "SUPER-MAJORITY BANKS" means, at any time, Banks having more than 75% of the Credit Exposures at such time.

         "SYNDICATION AGENT" means The Chase Manhattan Bank, in its capacity as syndication agent for this credit facility.

         "TARGET" means (i) a Person (other than a Vlasic Company) in which any Vlasic Company acquires or proposes to acquire an Equity Interest after the Effective Date or (ii) a business being acquired by a Vlasic Company or a Person

(other than a Vlasic Company) or division thereof selling all or substantially all of its assets to a Vlasic Company, as the case may be.

         "TARGET'S DEBT" means, in connection with any acquisition of an Equity Interest in a Target by a Vlasic Company, an amount equal to the sum of (i) the Debt of the Target and its consolidated Subsidiaries (if any), determined on a consolidated basis as of the date of such acquisition, and (ii) any Debt incurred or to be incurred by any Vlasic Company, the Target or any Subsidiary of the Target to finance such acquisition and/or to make any payments of pre-existing Debt required as a result of such acquisition, less the principal amount of any Debt referred to in clause (i) above that is to be repaid with the proceeds of Debt referred to in clause (ii) above.

         "TARGET'S EBITDA" means (a) in connection with any acquisition of an Equity Interest in a Target by a Vlasic Company, the Target's consolidated net income for the most recent period of twelve months for which financial statements of the Target are available and (b) in connection with any Asset Acquisition, the net income attributable to the operations of the Target for the most recent period of twelve months for which financial statements of the Target are available (in the case of both clauses (a) and (b) above, adjusted to exclude the effect of any extraordinary or other non-recurring gain, but not loss) plus, in the case of both clauses (a) and (b) above, to the extent deducted in determining such consolidated net income for such period, the aggregate amount of (i) interest expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges (including, without limitation, a write-off or write-down of assets).

         "TEMPORARY CASH INVESTMENT" means any Investment in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and at least P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above,
(v) securities issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority thereof, and rated, in the case of long-term securities, at least AA by S&P and Aa2 by Moody's, or, in the case of short-term securities, at least SP1 by S&P and either MIG1 or VMIG1 by Moody's; (vi) direct obligations of any foreign Sovereign recognized by the United States whose unguaranteed, unsecured and otherwise unsupported long-term Sovereign U.S. dollar-denominated debt obligations are rated at least AA by S&P and Aa2 by Moody's, (vii) time deposits with, including certificates of deposit issued by, any bank or trust company which is organized or licensed under the laws of any foreign country recognized by the United States which has capital, surplus and undivided profits aggregating at least $1,000,000,000 (or the equivalent thereof in another currency) or (viii) shares of any money market or mutual fund, substantially all of the assets of which are invested in securities and instruments of the types set forth in clauses (i) through (vii) above, provided in each case that such Investment matures within one year after it is acquired by the Company or a Subsidiary.

         "TERM LOANS" means the Loans (or portions thereof) classified as term loans pursuant to Section 2.01(b).

         "TERMINATION DATE" means February 20, 2003, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

         "UCC" has the meaning set forth in Section 1 of the Security Agreement.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "VLASIC COMPANIES" means the Company and its Subsidiaries.

         "VLASIC FOODS BUSINESSES" means (i) with respect to any period prior to the Spin-Off, the businesses to be owned by the Company following the Spin-Off, as described on page 1 of the Information Statement, and (ii) with respect to any period after the Spin-Off, the businesses of the Company and its Subsidiaries.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants), with the combined financial statements of the Company included in the Information Statement ("GAAP"); provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any provision hereof to eliminate the effect of any change in generally accepted accounting principles on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Banks wish to amend any provision hereof for such purpose), then the Company's compliance with such provision shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Company and the Required Banks.

         SECTION 1.03. Types of Borrowings. The term "BORROWING" denotes the aggregation of Loans by one or more Banks made or to be made to the Company pursuant to Article 2 in each case on the same day, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans and a "CD BORROWING" is a Borrowing comprised of CD Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "COMMITTED BORROWING" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Revolving Credit Commitments, while a "MONEY MARKET BORROWING" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids).



                                    ARTICLE 2
                                      LOANS

         SECTION 2.01. Commitments to Lend. (a) Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company pursuant to this Section from time to time during the Revolving Credit Period; provided that, immediately after each such loan is made:

                  (i) the aggregate outstanding principal amount of such Bank's Revolving Loans shall not exceed its Revolving Credit Commitment; and

                  (ii) the aggregate outstanding principal amount of all Revolving Loans and Money Market Loans shall not exceed the aggregate amount of the Revolving Credit Commitments.

Each Borrowing under this Section shall be in an aggregate amount of (x) in the case of a Base Rate Borrowing, $500,000 or any larger multiple thereof or (y) in the case of a Fixed Rate Borrowing, $5,000,000 or any larger multiple of $1,000,000 (except that any Borrowing under this Section may be in the aggregate amount then available within the limitations in the foregoing proviso) and shall be made from the several Banks ratably in proportion to their respective Revolving Credit Commitments. Within the foregoing limits, the Company may borrow under this Section, prepay Revolving Loans to the extent permitted by this Agreement and reborrow at any time during the Revolving Credit Period under this Section.

          (b) On the Effective Date, the Company shall deliver to the Administrative Agent a notice specifying a Group of Euro-Dollar Loans (or portion thereof) in the aggregate outstanding principal amount of $100,000,000 to be classified as Term Loans on the Effective Date. If only a portion of a Group of Euro-Dollar Loans is so specified, such portion shall be allocated ratably among the Loans comprising such Group. All outstanding Committed Loans (or portions thereof) not so classified as Term Loans shall be classified as Revolving Credit Loans on the Effective Date. Loans classified as Term Loans pursuant to this subsection may be prepaid to the extent permitted by this Agreement but are not revolving in nature and once repaid may not be reborrowed.

         SECTION 2.02. Notice of Committed Borrowing. The Company shall give the Administrative Agent notice (a "NOTICE OF COMMITTED BORROWING") not later than
(x) 12:00 Noon (New York City time) on the date of each Base Rate Borrowing, (y) 10:30 A.M. (New York City time) on the second Domestic Business Day before each CD Borrowing and (z) 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                  (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

                  (b) the aggregate amount of such Borrowing;

                  (c) whether the Loans comprising such Borrowing are to bear interest initially at the rate applicable to Base Rate Loans, a CD Rate or a Euro-Dollar Rate; and

                  (d) in the case of a CD Borrowing or a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 2.03. Money Market Borrowings. (a) The Money Market Option. At any time during the Revolving Credit Period, if the Company's Corporate Rating is Baa3 or better by Moody's or BBB- or better by S&P at such time, the Company may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to the Company. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

          (b) Money Market Quote Request. When the Company wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received not later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                  (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction;

                  (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000;

                  (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

                  (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Company may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Administrative Agent may agree) of any other Money Market Quote Request.

          (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Company to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Company of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Company.

                  (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                           (A) the proposed date of Borrowing,

                           (B) the principal amount of the Money Market Loan for
                  which each such offer is being made, which principal amount
                  (w) may be greater than or less than the Revolving Credit Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                           (C) in the case of a LIBOR Auction, the margin above
                  or below the applicable London Interbank Offered Rate (the "MONEY MARKET MARGIN") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                           (D) in the case of an Absolute Rate Auction, the rate
                  of interest per annum (specified to the nearest 1/10,000th of 1%) (the "MONEY MARKET ABSOLUTE RATE") offered for each such Money Market Loan, and

                           (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

        (iii) Any Money Market Quote shall be disregarded if it:

                           (A) is not substantially in conformity with Exhibit D
                  hereto or does not specify all of the information required by subsection (d)(ii) above,

                           (B) contains qualifying, conditional or similar
                  language,

                           (C) proposes terms other than or in addition to those
                  set forth in the applicable Invitation for Money Market Quotes, or

                           (D) arrives after the time set forth in subsection
                  (d)(i).

          (e) Notice to the Company. The Administrative Agent shall promptly notify the Company of the terms of (x) any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Company shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) Acceptance and Notice by the Company. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Company shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "NOTICE OF MONEY MARKET BORROWING") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Money Market Quote in whole or in part; provided that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

                  (ii) the aggregate principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000;

                  (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be;

                  (iv) the Company may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement; and

                  (v) immediately after such Money Market Borrowing is made, the aggregate outstanding principal amount of all Revolving Loans and Money Market Loans shall not exceed the aggregate amount of the Revolving Credit Commitments.

          (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         SECTION 2.04. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Company.

          (b) Not later than (i) 1:30 P.M. (New York City time) on the date of each Base Rate Borrowing and (ii) 12:00 Noon (New York City time) on the date of each CD Borrowing or Euro-Dollar Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Company at the Administrative Agent's aforesaid address.

          (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Administrative Agent may, in reliance upon such assumption, make a corresponding amount available to the Company on such date. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the day such amount is repaid to the Administrative Agent, at (i) in the case of the Company, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay such corresponding amount to the Administrative Agent, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.05. Notes. (a) The Company's obligation to repay the Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

          (b) Each Bank may, by notice to the Company and the Administrative Agent, request that the Company's obligation to repay such Bank's Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Each Bank shall record the date, amount and type of each Loan made by it, and the date and amount of each payment of principal made with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that a Bank's failure to make (or any error in making) any such recordation or endorsement shall not affect the Company's obligations hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Company so to endorse its Note and to attach to and make a part of such Note a continuation of any such schedule as and when required.

         SECTION 2.06. Maturity of Loans. (a) Each Committed Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

          (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base

Rate Margin (if any) for such day plus the Base Rate for such day. Such interest shall, subject to subsection (f) below, be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on the day such principal amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.

          (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause 2(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall, subject to subsection (f) below, be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day.

         The "ADJUSTED CD RATE" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:


                          [    CDBR     ] *
                  ACDR =
                           -----------    + AR
                          [ 1.00 -DRP  ]

                  ACDR  =  Adjusted CD Rate
                  CDBR  =  CD Base Rate
                   DRP  =  Domestic Reserve Percentage
                    AR  =  Assessment Rate

         ----------
         * The fraction in brackets being rounded upward, if necessary, to the next higher 1/100th of 1%.

         The "CD BASE RATE" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100th of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

         "DOMESTIC RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "ASSESSMENT RATE" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall, subject to subsection (f) below, be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16th of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 1% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16th of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day) and (ii) the sum of 1% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan immediately before such payment was due.

          (e) Subject to Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day.

          (f) The Administrative Agent shall determine each interest rate and Facility Fee Rate hereunder. With respect to any interest or fees accrued and payable in the period from and including the Grid Pricing Commencement Date to and including the date the Company delivers financial statements with respect to Fiscal 1999 pursuant to Section 5.01(a), interest and fees shall be calculated and shall be payable on the basis of the Company's good faith estimate of the Debt/EBITDA Ratio at the end of Fiscal 1999; provided that if the correct amount of such interest and fees (determined by reference to the Debt/EBITDA Ratio at the end of Fiscal 1999) shall be greater than the amount theretofore paid by the Company, the Company shall, within three Business Days after receipt of notice from the Administrative Agent specifying the additional interest and fees to be paid, pay such additional interest and fees to the Administrative Agent for the account of the Banks. The Administrative Agent shall give prompt notice of each rate determined by it to the Company and the participating Banks, and its determination thereof shall be conclusive in the absence of manifest error.

          (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks or, if none of such quotations is available on a timely basis, the provisions of
Section 8.01 shall apply.

         SECTION 2.08. Fees. (a) Facility Fees. The Company shall pay to the Administrative Agent, for the account of the Banks ratably in proportion to their Credit Exposures, a facility fee calculated for each day at the Facility Fee Rate for such day on the aggregate amount of the Credit Exposures on such day. Such facility fee shall accrue for each day from and including October 1, 1998 to but excluding the day on which the Credit Exposures are reduced to zero. Such fees shall be payable quarterly in arrears on each Quarterly Payment Date and on the day on which the Revolving Credit Commitments terminate in their entirety (and, if later, on the day on which the Credit Exposures are reduced to zero).

          (b)   Upfront Fees.

                  (i) On the Effective Date, the Company shall pay to the Administrative Agent, for the account of each Bank, a fee equal to 0.15% of such Bank's Credit Exposure on the Effective Date.

                  (ii) If the Partial Refinancing shall not have been completed before January 1, 1999, the Company shall, on January 4, 1999, pay to the Administrative Agent for the account of each Bank an additional fee equal to 0.10% of such Bank's Credit Exposure on January 1, 1999.

                  (iii) If the Partial Refinancing shall not have been completed before July 1, 1999, the Company shall, on July 1, 1999, pay to the Administrative Agent for the account of each Bank an additional fee equal to 0.25% of such Bank's Credit Exposure on such date.

         SECTION 2.09. Optional Termination or Reduction of Commitments. (a) During the Revolving Credit Period, the Company may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Revolving Credit Commitments at any time, if no Revolving Loans or Money Market Loans are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Revolving Credit Commitments in excess of the aggregate outstanding principal amount of all Revolving Loans and Money Market Loans. The Administrative Agent shall give prompt notice to the Banks of any such termination or reduction of the Revolving Credit Commitments.

          (b) Unless previously terminated, the Revolving Credit Commitments shall terminate in their entirety on the Termination Date.

         SECTION 2.10. Method of Electing Interest Rates. (a) Each Euro-Dollar Loan made before the Effective Date that remains outstanding after the Effective Date shall, subject to Articles 6 and 8, continue to bear interest, until the end of the Interest Period applicable to it on the Effective Date at the applicable rate established under the Existing Credit Agreement, except that (i) for each day on and after the Effective Date, the applicable Euro-Dollar Margins shall be those specified in this Agreement and (ii) the interest rate applicable to such Loans shall be subject to change after the Effective Date as provided in subsection (c) of this Section. The foregoing sentence shall also apply to any such outstanding Loans (or portions thereof) that are reclassified as Term Loans on the Effective Date. Any Base Rate Loans outstanding on the Effective Date shall continue as Base Rate Loans until they are repaid or converted to CD Loans or Euro-Dollar Loans as provided in subsection (c) of this Section.

          (b) The Loans included in each Committed Borrowing made by the Company on or after the Effective Date shall bear interest initially at the type of rate specified by the Company in the applicable Notice of Committed Borrowing.

          (c) The Company may from time to time elect to change or continue the type of interest rate borne by each outstanding Group of Loans (subject in each case to the provisions of Article 8), as follows:

                  (i) if such Loans are Base Rate Loans, the Company may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

                  (ii) if such Loans are CD Loans, the Company may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day or may elect to continue such Loans as CD Loans for an additional Interest Period, subject to Section 2.14 in the case of any such conversion effective on any day other than the last day of the then current Interest Period applicable to such Loans; and

                  (iii) if such Loans are Euro-Dollar Loans, the Company may elect to convert such Loans to Base Rate Loans or CD Loans as of any Euro-Dollar Business Day or may elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section
         2.14 in the case of any such conversion effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 10:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted to Domestic Loans of the other type or are CD Loans to be continued as CD Loans for an additional Interest Period, in which case such notice shall be delivered to the Administrative Agent not later than 10:00 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each (except in the case of Base Rate Loans) $5,000,000 or any larger multiple of $1,000,000.

          (d)   Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Fixed Rate Loans, the duration of the next succeeding Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (e) Upon receipt of a Notice of Interest Rate Election from the Company pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Company. If the Company fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of CD Loans or Euro-Dollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

         SECTION 2.11. Optional Prepayments. (a) Subject in the case of any Fixed Rate Loans to Section 2.14, the Company may (i) upon delivering notice to the Administrative Agent not later than 12:00 Noon (New York City time) on the on the date of prepayment, prepay any Base Rate Loans (or any Money Market Borrowing bearing interest at the rate applicable to Base Rate Loans pursuant to
Section 8.01), (ii) upon delivering notice to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Domestic Business Day prior to the date of prepayment, prepay any Group of CD Loans and (iii) upon delivering notice to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the date of prepayment, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating (x) $500,000 or any larger multiple thereof in the case of Base Rate Loans or (y) $5,000,000 or any larger multiple of $1,000,000 in the case of CD Loans or Euro-Dollar Loans, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

          (b) Except as provided in subsection (a) above, the Company may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

          (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Company.

         SECTION 2.12. Mandatory Prepayments. (a) Asset Sales. If after the Effective Date any Domestic Vlasic Company receives any Net Cash Proceeds of any Asset Sale, the Company shall prepay (subject to subsection (e) below) an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds (excluding any portion thereof reinvested as permitted by Section 5.17). Within one Domestic Business Day after the closing of any such Asset Sale, the Net Cash Proceeds received at such closing shall be deposited in a Collateral Account and held in such Collateral Account until such Net Cash Proceeds (or an amount equal thereto) are reinvested as permitted by Section 5.17 or applied to prepay Loans.

          (b) Incurrence of Debt. If after the Effective Date any Vlasic Company receives any Net Cash Proceeds from the incurrence of any Debt that is not permitted by any clause of Section 5.11 other than clause (c) thereof, the Company shall prepay (subject to subsection (e) below) an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds.

          (c) Equity Issuances. If after the Effective Date (i) any Domestic Vlasic Company receives any Net Cash Proceeds from any Equity Issuance and (ii) at the time of such receipt, the average of the Debt/EBITDA Ratios set forth in the two officer's certificates then most recently delivered pursuant to Section 5.01(c) is equal to or higher than 4:1, the Company shall prepay (subject to subsection (e) below) an aggregate principal amount of Loans equal to 50% of such Net Cash Proceeds.

          (d) Casualty Proceeds. If after the Effective Date, any Domestic Vlasic Company receives any Casualty Proceeds, the Company shall prepay (subject to subsection (e) below) an aggregate principal amount of Loans equal to 100% of such Casualty Proceeds (excluding any portion thereof reinvested as permitted by Section 5.17). Promptly upon receipt of any such Casualty Proceeds, such Casualty Proceeds shall be deposited in a Collateral Account and held in such Collateral Account until such Casualty Proceeds (or an amount equal thereto) are reinvested as permitted by Section 5.17 or applied to prepay Loans.

          (e) Timing of Prepayment. Each prepayment required by subsection (a) or (d) of this Section shall be made within the time specified in Section 5.17. Each prepayment required by subsection (b) or (c) of this Section shall be made within two Domestic Business Days after any Vlasic Company (or the Collateral Agent) receives the relevant Net Cash Proceeds. Notwithstanding the foregoing, if the aggregate principal amount of the Loans required to be prepaid on any date pursuant to this Section is less than $5,000,000, such prepayment shall be deferred until the aggregate principal amount of the Loans required to be prepaid pursuant to this Section (including such deferred amounts) is not less than $5,000,000.

          (f) Allocation of Prepayments. Each prepayment of the Loans required under this Section shall be applied first to the Revolving Loans until they are repaid in full and then to the Term Loans until they are repaid in full.

          (g) Interest. Each prepayment of principal of the Loans under this Section shall be made together with interest accrued on the amount prepaid to the date of payment.

          (h) Notice of Prepayment. The Company shall give the Administrative Agent, before 11:00 A.M. (New York City time) on the third Domestic Business Day immediately preceding the date of each mandatory prepayment, a prepayment notice specifying the date and amount of such prepayment and describing the event or events which require such prepayment to be made. Upon receiving such prepayment notice, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such prepayment.

          (i) Reduction of Revolving Credit Commitments. Concurrently with any mandatory prepayment of Revolving Credit Loans pursuant to this Section, the Revolving Credit Commitments shall be ratably reduced by an aggregate amount equal to the amount of such prepayment; provided that no such reduction of the Revolving Credit Commitments shall be required if and to the extent that such mandatory prepayment is made with Net Cash Proceeds received in respect of the Kattus Sale.

          (j) Amendments and Waivers. The dates and amounts of any prepayments that may be required pursuant to this Section are not presently ascertainable and are not intended to be dates "fixed" for any such payment for purposes of
Section 9.05(iii). Accordingly, the provisions of this Section may be amended or waived with the consent of the Company and the Required Banks.

         SECTION 2.13. General Provisions as to Payments. (a) The Company shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01 and without reduction by reason of any set-off or counterclaim. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Administrative Agent shall have received notice from the Company before the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that the Company shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the day such amount is distributed to such Bank until the day such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.14. Funding Losses. If the Company makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Company fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), 2.10(e), 2.11(c) or 2.12(h), the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.16. Regulation D Compensation. Each Bank may require the Company to pay, contemporaneously with each payment of interest on each of such Bank's Euro-Dollar Loans, additional interest on such Euro-Dollar Loan at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Company and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice, and (y) shall notify the Company at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

         SECTION 2.17. Asset Securitization. (a) No Vlasic Company shall sell or otherwise dispose of its accounts receivable before the Security Release Date. If any Vlasic Company sells or otherwise disposes of its accounts receivable on or after the Security Release Date (a "PERMITTED ASSET SECURITIZATION"), the Company shall, within three Euro-Dollar Business Days after any net cash proceeds are received from the lenders or purchasers of securities in such Permitted Asset Securitization, ratably reduce the Revolving Credit Commitments by an aggregate amount equal to such net cash proceeds.

          (b) Concurrently with each reduction of the Revolving Credit Commitments pursuant to subsection (a), the Company shall prepay Revolving Loans in the manner provided in Section 2.11, to the extent (if any) required so that no Bank has Revolving Loans outstanding in an aggregate principal amount in excess of its Revolving Credit Commitment as so reduced.

         SECTION 2.18. Release of Security Interests in Assets Being Sold. The Administrative Agent shall from time to time instruct the Collateral Agent to (and the Collateral Agent shall) release specific assets (but not all or substantially all the Collateral) from the Security Interests pursuant to
Section 18 of the Security Agreement if:

                  (i) the Administrative Agent shall have received a written request for such release signed by a Financial Officer stating that (x) the assets to be released are being sold, (y) the sale thereof does not violate

         Section 2.17, 5.09 or 5.18 and (z) immediately before and immediately after such sale, no Event of Default shall have occurred and be continuing;

                  (ii) arrangements satisfactory to the Administrative Agent have been made so that such release will become effective concurrently with the closing of such sale; and

                  (iii) in the case of an Asset Sale, arrangements satisfactory to the Administrative Agent have been made to deposit an amount equal to the Net Cash Proceeds payable at the closing of such Asset Sale in a cash collateral account and apply it to prepay Loans as required by
         Section 2.12.

         SECTION 2.19. Release of Security Interests on Security Release Date. At any time on or after the Security Release Date, the Company may request the Administrative Agent to instruct the Collateral Agent to release the Collateral from the Security Interests pursuant to Section 18 of the Security Agreement. Promptly upon receiving such request, the Administrative Agent shall confirm that the Security Release Date has occurred and, if it has, shall instruct the Collateral Agent to release all the Collateral from the Security Interests.

         SECTION 2.20. Additional Guaranteed Obligations and Additional Company Secured Obligations. (a) The Company may from time to time designate its obligations to any Bank under any interest rate swap agreement or any interest rate cap and floor agreement (collectively, "INTEREST RATE AGREEMENTS") as an additional Guaranteed Obligation and as an additional Secured Obligation of the Company for purposes of the Financing Documents by delivering to the Administrative Agent and the Collateral Agent (i) a certificate signed by a Financial Officer identifying such interest rate agreement, stating that it is designated as a Designated Interest Rate Agreement for purposes of the Financing Documents and specifying the Bank that is the counterparty to such interest rate agreement and (ii) a copy of such agreement.

          (b) The Company may from time to time designate its obligation to reimburse any Bank for drawings under a letter of credit issued by such Bank as an additional Guaranteed Obligation and as an additional Secured Obligation of the Company for purposes of the Financing Documents by delivering to the Administrative Agent and the Collateral Agent a certificate signed by a Financial Officer identifying such letter of credit and specifying the amount available to be drawn thereunder, stating that it is designated as a Designated Letter of Credit for purposes of the Financing Documents and specifying the Bank that issued such letter of credit.

          (c) The Company may from time to time, with the prior written consent of the Administrative Agent and Collateral Agent (which in each case shall not be unreasonably withheld) and the Super-Majority Banks (which consent shall be in their sole discretion), designate any other obligation of the Company as an additional Guaranteed Obligation or an additional Secured Obligation of the Company or both for purposes of the Financing Documents by delivering to the Administrative Agent and the Collateral Agent a certificate signed by a Financial Officer identifying the obligation so designated, stating that such obligation is designated as a Guaranteed Obligation and/or Secured Obligation of the Company for purposes of the Financing Documents and specifying the name and address of the holder of such obligation or of a trustee, agent or similar representative designated to supply information with respect to such additional Guaranteed Obligation or Secured Obligation to the Administrative Agent pursuant to the relevant Subsidiary Guaranty Agreement and/or to the Collateral Agent as contemplated by Section 20 of the Security Agreement.



                                    ARTICLE 3
                                   CONDITIONS

         SECTION 3.01. Conditions to Effectiveness. This Agreement shall become effective when all of the following conditions shall have been satisfied:

                  (a) the Administrative Agent shall have received from each of the Company, the Collateral Agent and the Required Banks either a counterpart of this Agreement signed by such party or facsimile or other written evidence satisfactory to the Administrative Agent confirming that such party has signed a counterpart thereof;

                  (b) the Administrative Agent shall have received a counterpart of a Subsidiary Guaranty Agreement signed by each Domestic Subsidiary;

                  (c) the Administrative Agent shall have received a counterpart of the Security Agreement, signed by the Collateral Agent, the Company and each Domestic Subsidiary, and the Company shall have made arrangements satisfactory to the Administrative Agent for the delivery to the Collateral Agent of stock certificates evidencing all the capital stock listed on Schedule 1 to the Security Agreement and required to be pledged pursuant to Section 4(a) thereof (together with signed stock powers relative to such certificates) not later than 2 Domestic Business Days after the Effective Date;

                  (d) the Administrative Agent shall have received a counterpart of each Intellectual Property Security Agreement listed on Schedule 3 to the Security Agreement, signed by the appropriate Lien Grantor listed on such Schedule 3;

                  (e) the Collateral Agent shall have received all signed UCC financing statements reasonably requested by the Collateral Agent to perfect the Security Interests in the Collateral;

                  (f) the Administrative Agent shall have received notice from the Company as required by Section 2.01(b), specifying the Loans (or portions thereof) to be classified as Term Loans on the Effective Date;

                  (g) the Administrative Agent shall have received an opinion of the General Counsel of the Company dated the Effective Date, substantially in the form of Exhibit E hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (h) the Administrative Agent shall have received an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, dated the Effective Date, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (i) the representations and warranties of the Domestic Vlasic Companies contained in this Agreement and the other Financing Documents shall be true on and as of the Effective Date;

                  (j) no Default shall have occurred and be continuing under this Agreement; and

                  (k) the Administrative Agent shall have received all documents it may reasonably request relating to the existence of each Domestic Vlasic Company, the corporate authority for and the validity of each Financing Document, the creation and perfection of the Security Interests contemplated by the Collateral Documents and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

Promptly after this Agreement becomes effective, the Administrative Agent shall notify the Company and the Banks thereof, and such notice shall be conclusive and binding on all parties hereto.

         SECTION 3.02. Consequences of Effectiveness. (a) When this Agreement becomes effective, the Existing Credit Agreement will be automatically amended and restated, without further action by any of the parties hereto, to read in full as set forth in this Agreement.

          (b) On and after the Effective Date, the rights and obligations of the parties to this Agreement shall be governed by the provisions of this Agreement and the other Financing Documents. The rights and obligations of the parties to the Existing Credit Agreement with respect to the period prior to the Effective Date (and any liability that Campbell may have with respect to the representations and warranties made by it in or pursuant to the Existing Credit Agreement) shall continue to be governed by the provisions of the Existing Credit Agreement as in effect prior to the Effective Date (except that the Base Rate Margin, CD Margin, Euro-Dollar Margin and Facility Fee Rate provided for herein shall apply on and after October 1, 1998). Interest Periods applicable to Loans outstanding on the Effective Date shall not be broken solely by reason of the effectiveness hereof, and unpaid interest and facility fees accrued to the Effective Date under the Existing Credit Agreement shall (subject to the foregoing change in rates as of October 1, 1998) be payable together with interest and facility fees accrued hereunder on and after the Effective Date (but without duplication) on the dates specified herein.

         SECTION 3.03. Conditions to Borrowings. The obligation of any Bank to make any Loan to the Company on the occasion of any Borrowing on or after the Effective Date is subject to the satisfaction of the following conditions:

                  (a) this Agreement shall have become effective on or before November 1, 1998;

                  (b) the Administrative Agent shall have received a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

                  (c) immediately after such Borrowing, no Default shall have occurred and be continuing; and

                  (d) the representations and warranties of the Domestic Vlasic Companies contained in this Agreement and the other Financing Documents shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company that the conditions specified in clauses (c) and (d) of this Section are satisfied on the date of such Borrowing.

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           The Company represents and warrants that:

           SECTION 4.01. Corporate Existence and Power. Each Vlasic Company is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate or other powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

           SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Vlasic Company of the Financing Documents to which it is a party are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its Organizational Documents or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (other than Liens created by the Collateral Documents) on any of its assets.

           SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company, and each other Financing Document when executed and delivered by any Domestic Vlasic Company as contemplated herein or therein will constitute a valid and binding obligation of such Vlasic Company, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

           SECTION 4.04. Security Interests. On and at all times after the Effective Date, the Collateral Documents will create valid Security Interests in the Collateral from time to time covered or purportedly covered thereby. Such Security Interests will be perfected and/or recorded as to each item of Collateral when or promptly after it is included in the Collateral, and will be prior to all other Liens (except Liens permitted by Section 5.10) on such item of Collateral until the applicable Security Interest is released pursuant to
Section 18 of the Security Agreement.

           SECTION 4.05. Financial Information. (a) The consolidated balance sheet of the Company and its Subsidiaries as of August 2, 1998 and the related consolidated statements of earnings, of cash flows and of shareowners' equity for the Fiscal Year then ended, reported on by Price Waterhouse LLP and delivered to the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Vlasic Foods Businesses as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

            (b) The pro forma consolidated balance sheet of the Company and its Subsidiaries as of August 2, 1998 and the related pro forma consolidated statements of earnings, of cash flows and of shareowners' equity for the Fiscal Year then ended, copies of which have been delivered to the Banks, would fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Vlasic Foods Businesses as of such date and their consolidated results of operations and cash flows for such Fiscal Year if the Campbell Loans had been assumed by the Company at the beginning of such Fiscal Year.

            (c) There has been no material adverse change since August 2, 1998 in the business, financial position or results of operations of the Vlasic Foods Businesses, considered as a whole, as compared with the consolidated balance sheet as of August 2, 1998 referred to in subsection (a) above and the earnings statement and free cash flow projections for Fiscal 1999 included in the Financial Preview.

           SECTION 4.06. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries (or any prior owner of any of the Vlasic Foods Businesses) before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which (i) could have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Financing Document or Spin-Off Agreement.

           SECTION 4.07. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal

Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

           SECTION 4.08. Environmental Matters. In the ordinary course of their businesses, the prior owners of the Vlasic Foods Businesses reviewed the effect of Environmental Laws on the business, operations and properties of the Vlasic Foods Businesses, and after the Spin-Off Date the Company has and will continue to review the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries. In the course of such reviews, such prior owners and the Company have identified and evaluated, and the Company will continue to identify and evaluate, associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of these reviews, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

           SECTION 4.09. Taxes. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

           SECTION 4.10. Subsidiaries. The Company owns, free and clear of Liens, all outstanding Equity Interest in each of its Subsidiaries and all shares of capital stock included in such Equity Interests are validly issued, fully paid and non-assessable.

           SECTION 4.11. No Regulatory Restrictions on Borrowing. The Company is not (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company within the meaning of the Public Utility Holding

Company Act of 1935, as amended, or (iii) otherwise subject to any regulatory scheme which restricts its ability to incur debt.

           SECTION 4.12. Full Disclosure. All information (other than projections) heretofore furnished by the Company to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company to the Administrative Agent or any Bank will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were or will be made, not misleading. The projections included in the Financial Preview were based on reasonable assumptions and as of their date represented an estimate of the future performance of the Company and its Subsidiaries that was no better than the Company's best estimate thereof at such date.

           SECTION 4.13. Information as to Equity Interests and Instruments Owned by the Vlasic Companies. (a) Schedule 1 to the Security Agreement sets forth a correct and complete list, as of the close of business on the Effective Date, identifying each Subsidiary, its jurisdiction of organization, its outstanding Equity Interests, the owner thereof and the percentage thereof owned by such owner.

            (b) Schedule 1 to the Security Agreement also sets forth a correct and complete list, as of the close of business on the Effective Date, of all Equity Interests in Persons (other than Subsidiaries) owned by the Domestic Vlasic Companies, the jurisdiction of organization thereof, the owner thereof and the percentage thereof owned by such owner.

            (c) As of the close of business on the Effective Date, no Debt (including Permitted Intercompany Debt) owed to any Domestic Vlasic Company is evidenced by an instrument (as such term is defined in the UCC) that is not pledged to the Collateral Agent pursuant to the Security Agreement.

           SECTION 4.14. Year 2000 Compliance. Before the Effective Date, the Company initiated, and from time to time after the Effective Date, the Company will continue, a review and assessment of all areas within its and its Subsidiaries' businesses and operations (including those affected by material suppliers and material vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by it or any of its Subsidiaries (or their respective material suppliers and material vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Before the Effective Date, the Company did, and after the Effective Date, the Company will continue to, develop a plan and timeline for addressing the Year 2000 Problem on a timely basis and from time to time implement that plan in accordance with that timetable. The Company reasonably believes that (i) all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' businesses and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) the cost to the Company of addressing the Year 2000 Problem will not have a Material Adverse Effect.


                                    ARTICLE 5
                                    COVENANTS

           The Company agrees that, so long as any Bank has any Credit Exposure or any interest or fee payable under any Financing Document remains unpaid:

           SECTION 5.01. Information. The Company will deliver to the Administrative Agent, with a copy for each of the Banks:

            (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, (i) a consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year, (ii) the related consolidated and consolidating statement of earnings of the Company and its Consolidated Subsidiaries for such Fiscal Year and (iii) the related consolidated statements of cash flows and of shareowners' equity of the Company and its Consolidated Subsidiaries for such Fiscal Year, all such consolidated statements reported on by independent public accountants of nationally recognized standing;

            (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year,
           (i) a consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter,
           (ii) the related consolidated and consolidating statement of earnings for such Fiscal Quarter, (iii) the related consolidated and consolidating statement of earnings for the portion of the Fiscal Year ended at the end of such Fiscal Quarter and (iv) the related consolidated statement of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter;

            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) of this Section, a certificate of the chief financial officer or chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish (x) whether the Company was in compliance with the requirements of Sections 5.10 to 5.19, inclusive, on the date of such financial statements and (y) if the certificate is delivered after July 31, 1999, the Debt/EBITDA Ratio at the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

            (d) at least 15 days before the beginning of each Fiscal Year, the Company's operating budget and projections for such Fiscal Year, which shall contain such information and be in such form as shall be satisfactory to the Administrative Agent and shall be based on reasonable assumptions that as of their date shall represent an estimate of the future performance of the Company and its Subsidiaries that is no better than the Company's best estimate thereof at such time;

            (e) within 30 days after the end of each of the first two four-week accounting periods in each Fiscal Quarter (except the first such four-week accounting period in each Fiscal Year), a consolidated statement of earnings of the Company and its Consolidated Subsidiaries for such period and for the year-to-date, in each case compared to the projections for such period and year-to-date delivered pursuant to clause (d) above;

            (f) within five days after any Financial Officer obtains knowledge of any Default, if such Default is then continuing, a certificate of a Financial Officer setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

            (g) promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) filed by the Company with the SEC;

            (h) promptly upon the mailing thereof to the shareowners of the Company generally, copies of all annual reports to shareowners and proxy statements so mailed;

            (i) as soon as reasonably practicable after any Financial Officer obtains knowledge of the commencement of, or a threat of the commencement of, an action, suit or proceeding against or affecting the Company or any of its Subsidiaries (or any prior owner of any of the

           Vlasic Foods Businesses) before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which (i) could have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Financing Document or Spin-Off Agreement, a certificate of a Financial Officer setting forth the nature of such pending or threatened action, suit or proceeding and such additional information with respect thereto as may be reasonably requested by the Administrative Agent;

            (j) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
           (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Financial Officer setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

            (k) from time to time such additional information regarding the financial position or business of any Vlasic Company as the Administrative Agent, at the request of any Bank, may reasonably request.

Information required to be delivered pursuant to clauses (a), (b), (g) and (h) above shall be deemed to have been delivered on the date on which the Company provides notice to the Banks that such information has been posted on the

Company's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (i) such notice may be included in a certificate delivered pursuant to clause (c) above and (ii) the Company shall deliver paper copies of the information referred to in clauses (a), (b), (g) and (h) above to any Bank which requests such delivery.

           SECTION 5.02. Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

            (b) The Company will, and will cause each Subsidiary to, either (i) carry insurance (either in the name of the Company or in such Subsidiary's own name) with financially sound and responsible insurance companies to the extent reasonably available or (ii) maintain self-insurance, on all their respective properties and with respect to product liability, in each case against at least such risks as (and subject to no greater risk retention than) are usually insured against in the same general area by similarly sized companies of established repute engaged in the same or a similar business.

            (c) On or before the Effective Date, the Company shall (i) cause the Collateral Agent to be named as an additional insured and loss payee on each property insurance policy maintained by any Domestic Vlasic Company and (ii) deliver to the Administrative Agent and the Collateral Agent a certificate from the Company's insurance broker (A) showing the amount of insurance coverage for the Domestic Vlasic Companies as of such date, (B) certifying that such coverage satisfies the requirements of subsection (b) above and (C) with respect to each property insurance policy maintained by any Domestic Vlasic Company, certifying that such policy includes an effective waiver by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by such additional insured and loss payee of written notice thereof.

            (d) The Company will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance carried by the Vlasic Companies or the self-insurance maintained by them. Before the Company or any Subsidiary cancels, fails to renew or makes any material change in the coverage of any material insurance policy, the Company shall notify the Administrative Agent thereof. Within five days of the receipt by the Company or any Subsidiary from any insurer of a notice of cancellation, nonrenewal or material change in coverage of any material insurance policy, the Company shall notify the Administrative Agent thereof.

            (e) If the Secured Obligations of the Domestic Vlasic Companies are secured by real property pursuant to Section 5.08(a)(iv), the Company shall, and shall cause its Domestic Subsidiaries to, maintain such insurance with financially sound and responsible insurance companies as may be reasonably requested by the Administrative Agent (at the request of the Required Banks) to protect the value of the assets securing such Secured Obligations.

            (f) If any Vlasic Company fails to maintain any insurance policy required to be maintained under this Section, the Collateral Agent shall have the right to maintain such policy or obtain a comparable policy, and in either case pay the premiums therefor. If the Collateral Agent maintains or obtains any such policy and pays the premiums therefor, the Company will reimburse the Collateral Agent upon demand for its expenses in connection therewith, including interest thereon for each day at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day.

           SECTION 5.03. Conduct of Business and Maintenance of Existence. The Vlasic Companies will continue to engage in business of the same general type as now conducted by the Vlasic Companies. Each Vlasic Company will preserve, renew and keep in full force and effect its existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prevent any merger, consolidation or transfer of assets permitted by Section 5.09.

           SECTION 5.04. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings and (ii) where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

           SECTION 5.05. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Company will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be requested; provided that, unless a Default shall have occurred and be continuing, such Bank shall have given a Financial Officer at least three Domestic Business Days' notice of such visit, examination and/or discussion and a reasonable opportunity to participate therein in person or through a designated representative.

           SECTION 5.06. Use of Proceeds. The Company will use the proceeds of the Loans (other than the Campbell Loans) for general corporate purposes, including acquisitions. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

           SECTION 5.07. Guarantees by Future Domestic Subsidiaries. If any Person becomes a Domestic Subsidiary after the Effective Date, the Company will, within five Domestic Business Days after such Person becomes a Domestic Subsidiary, (i) cause such Domestic Subsidiary to guarantee the Company's obligations hereunder pursuant to a Subsidiary Guaranty Agreement and (ii) deliver to the Administrative Agent such legal opinions and other documents as the Administrative Agent may reasonably request relating to the existence of such Domestic Subsidiary, the corporate or other authority for and validity of its Subsidiary Guaranty Agreement and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent.

           SECTION 5.08. Future Assets to Be Added to Collateral. (a) Unless the Security Release Date shall have occurred, the Company shall:

                  (i) within five Domestic Business Days after any Person becomes a Domestic Subsidiary, cause all Equity Interests in such Person owned by the Vlasic Companies to be pledged under the Security Agreement;

                  (ii) within five Domestic Business Days after any Person becomes a Foreign Subsidiary, cause all Equity Interests in such Person owned by the Vlasic Companies (but not more than 66% of the outstanding voting Equity Interests in such Person) to be pledged under the Security Agreement;

                  (iii) within five Domestic Business Days after any Person becomes a Domestic Subsidiary, (A) cause such Domestic Subsidiary to sign and deliver a Security Agreement Supplement granting a Lien or Liens on substantially all the personal property included in its assets (with the exceptions set forth in the proviso at the end of Section 3 of the

           Security Agreement and such other exceptions as the Agents shall have approved in writing) to the Collateral Agent to secure its Secured Obligations and (B) cause such Domestic Subsidiary to comply with the provisions thereof and of the Security Agreement; and

                  (iv) on or before July 1, 1999 (unless the Partial Refinancing shall have been completed before July 1, 1999), further secure, and cause each Domestic Vlasic Company to further secure, its Secured Obligations by Liens on substantially all its real property (with such exceptions as the Agents shall have approved in writing) and to deliver to the Collateral Agent all such mortgages, deeds of trust, leasehold mortgages and other documents, together with the appropriate UCC forms for any related fixture filings, as shall be required (or reasonably requested by the Collateral Agent) to grant, record, perfect and protect such Liens, all in form and substance reasonably satisfactory to the Collateral Agent.

            (b) Whenever any Equity Interest, real property or other asset is added to the Collateral pursuant to this Section, the Company shall deliver to the Administrative Agent such legal opinions and other documents as the Administrative Agent may reasonably request relating to the existence of the relevant Lien Grantor, the corporate or other authority for and validity of the Collateral Documents applicable thereto, the creation and perfection (or due recordation) of the Lien purportedly created thereby, the name of the legal owner of any such real property and the accuracy of the legal description thereof, and any other matters relevant thereto, all in form and substance (and from counsel) reasonably satisfactory to the Administrative Agent.

           SECTION 5.09. Mergers and Sales of Assets. (a) The Company will not
(i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person; provided that the Company may merge with another Person if (x) the Company is the corporation surviving such merger and (y) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

            (b) No Domestic Subsidiary will (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any Person; provided that any Domestic Subsidiary may consolidate or merge with, or transfer its assets to, the Company or any other Domestic Subsidiary if, immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

            (c) No Foreign Subsidiary will (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any Person; provided that any Foreign Subsidiary may consolidate or merge with, or transfer its assets to, any other Vlasic Company if, immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

            (d) Notwithstanding the restrictions in the foregoing subsections of this Section, nothing in this Section shall prohibit any Permitted Asset Securitization.

           SECTION 5.10. Negative Pledge. No Vlasic Company will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (i) Liens existing on February 20, 1998 securing Debt outstanding on February 20, 1998 in an aggregate principal amount not exceeding $10,000,000;

                  (ii) Liens created pursuant to the Collateral Documents;

                  (iii) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

                  (iv) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or improving such asset; provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition, construction or improvement thereof;

                  (v) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into a Vlasic Company and not created in contemplation of such event;

                  (vi) any Lien existing on any asset prior to the acquisition thereof by a Vlasic Company and not created in contemplation of such acquisition;

                  (vii) any Lien created for the direct or indirect benefit of the purchasers or lenders in connection with any Permitted Asset Securitization after the Security Release Date;

                  (viii) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing provisions of this Section; provided that such Debt is not increased and is not secured by any additional assets;

                  (ix) any Lien arising in the ordinary course of its business which (1) does not secure any Debt, any Derivatives Obligation or any obligation to reimburse a bank for amounts drawn under a letter of credit and (2) does not secure any single obligation (or class of obligations having a common cause) in an amount exceeding $20,000,000;

                  (x) any Lien in favor of the Company or any Lien created by a Subsidiary in favor of a Domestic Subsidiary; and

                  (xi) any other Lien; provided that the aggregate amount secured by all Liens excluded pursuant to this clause (xi) shall not exceed $2,000,000.

           SECTION 5.11. Limitation on Indebtedness. No Vlasic Company will incur or at any time be liable with respect to any Debt except:

                  (a) Debt outstanding on August 30, 1998 not exceeding $18,400,000 in aggregate principal amount and identified on Schedule
           5.11 hereto and refinancings thereof; provided that the principal amount thereof is not increased beyond the amount outstanding thereunder on August 30, 1998;

                  (b) Debt incurred or assumed under this Agreement;

                  (c) Debt incurred after the Effective Date, to the extent that the Net Cash Proceeds thereof are to be applied to prepay Loans as required by Section 2.12(b);

                  (d) Permitted Intercompany Debt;

                  (e) Permitted Acquisition Debt;

                  (f) Debt of the Target of any Permitted Investment (subject to the limit in clause (v) of the definition of "Permitted Investment");

                  (g) Debt incurred by Foreign Subsidiaries to finance their working capital needs;

                  (h) Debt secured by Liens permitted by Section 5.10; and

                  (i) Debt of the Vlasic Companies not otherwise permitted by this Section incurred after the Effective Date in an aggregate principal amount at any time outstanding not to exceed $2,000,000.

           SECTION 5.12. Subsidiary Debt Limitation. Total Debt of all Domestic Subsidiaries (excluding Debt owed by a Domestic Subsidiary to another Domestic Vlasic Company) will at no time exceed $20,000,000.

           SECTION 5.13. Debt/EBITDA Ratio. At the end of each Fiscal Quarter specified below, the Debt/EBITDA Ratio will not be higher than the ratio specified for such Fiscal Quarter below:

           FISCAL QUARTER                                                RATIO
           --------------                                                -----
First Fiscal Quarter of Fiscal 1999                                    5.25 to 1
Second Fiscal Quarter of Fiscal 1999                                   6.00 to 1
Third Fiscal Quarter of Fiscal 1999                                    5.00 to 1
Fourth Fiscal Quarter of Fiscal 1999                                   4.00 to 1
and each Fiscal Quarter thereafter

           SECTION 5.14. Fixed Charge Coverage Ratio. At the end of each Fiscal Quarter specified below, the Fixed Charge Coverage Ratio will not be lower than the ratio specified for such Fiscal Quarter below:

           FISCAL QUARTER                                                RATIO
           --------------                                                -----
First Fiscal Quarter of Fiscal 1999                                    3.00 to 1
Second Fiscal Quarter of Fiscal 1999                                   2.50 to 1
Third Fiscal Quarter of Fiscal 1999                                    2.60 to 1
Fourth Fiscal Quarter of Fiscal 1999                                   2.80 to 1
Each Fiscal Quarter thereafter                                         3.00 to 1

           SECTION 5.15. Restricted Payments. No Vlasic Company will declare or make any Restricted Payment before the end of Fiscal 1999. No Vlasic Company will declare or make any Restricted Payment thereafter unless the Partial Refinancing shall have been completed and, immediately after giving effect to such Restricted Payment, (i) no Default would exist and (ii) the aggregate of all Restricted Payments declared or made after the completion of the Partial Refinancing does not exceed 25% of the consolidated net earnings of the Company and its Consolidated Subsidiaries for the period from August 2, 1998 through the end of the then most recent Fiscal Quarter (treated for this purpose as a single accounting period).

           SECTION 5.16. Capital Expenditures. Consolidated Capital Expenditures will not, for any Fiscal Year listed below, exceed the amount indicated for such Fiscal Year:

           FISCAL YEAR                              AMOUNT
           -----------                              ------
              1999                                $52,000,000
              2000                                $58,000,000
              2001                                $63,000,000
              2002                                $65,000,000
              2003                                $68,000,000

           SECTION 5.17. Reinvestment of Asset Sale Proceeds and Casualty Proceeds. If any Domestic Vlasic Company receives any Net Cash Proceeds of an Asset Sale or any Casualty Proceeds (collectively, "REINVESTABLE PROCEEDS"), the Company may elect to defer the related prepayment of Loans that would otherwise be required by Section 2.12(a) or 2.12(d), by delivering notice of such election to the Administrative Agent at least one Domestic Business Day before such prepayment would otherwise be required. If the Company elects to defer such prepayment, such Reinvestable Proceeds shall be deposited in the appropriate Collateral Accounts established pursuant to Section 6 of the Security Agreement and applied as follows:

                  (i) such Reinvestable Proceeds will be released by the Collateral Agent from time to time, at the Company's request in accordance with Section 6 of the Security Agreement, either (x) to repair or replace (or to reimburse a Vlasic Company for amounts previously spent to repair or replace) the asset in respect of which such Reinvestable Proceeds were received (the "RELEVANT ASSET") or
           (y) to prepay Loans pursuant to Section 2.12(a) or 2.12(d), as applicable; provided that the Company shall not request the release of any Reinvestable Proceeds if an Event of Default shall have occurred and be continuing, and the Collateral Agent shall not release any Reinvestable Proceeds if it shall have received notice from the Administrative Agent of the occurrence of an Event of Default and such notice shall not have been rescinded;

                  (ii) if within 90 days after such Reinvestable Proceeds were received, the Company shall not have either (x) applied the full amount of such Reinvestable Proceeds pursuant to clause (i) above or
           (y) notified the Administrative Agent that it is committed to expend the full amount of the remaining Reinvestable Proceeds to repair or replace the Relevant Asset, the amount by which such Reinvestable Proceeds exceeds the aggregate amount so applied or committed shall be applied within two Domestic

           Business Days after the end of such 90-day period to prepay Loans pursuant to Section 2.12(a) or Section 2.12(d), as applicable;

                  (iii) any amount of Reinvestable Proceeds retained in a Collateral Account after the foregoing 90-day period because the Company has notified the Administrative Agent that it is committed to expend such amount to repair or replace the Relevant Asset may be retained in such Collateral Account and applied pursuant to clause
           (i) above for a period ending twelve months after the Relevant Asset was sold, damaged, condemned or transferred in lieu of condemnation; and

                  (iv) any Reinvestable Proceeds remaining in a Collateral Account at the end of such twelve-month period shall be applied, within two Domestic Business Days thereafter, to prepay Loans pursuant to Section 2.12(a) or 2.12(d), as applicable.

           SECTION 5.18. Cash Consideration for Asset Sales. (a) No Vlasic Company will make any Asset Sale or series of related Asset Sales for which the aggregate consideration received by the Vlasic Companies exceeds $5,000,000, unless in each case:

                  (x) the consideration to be received by the Vlasic Companies is, in the opinion of a Financial Officer, not less than the fair market value of the assets being sold; and

                  (y) at least 75% (or 50% in the case of the Kattus Sale) of such consideration is paid in cash at the closing of such Asset Sale;

provided that, for purposes of this Section, the amount of (A) any liabilities (as shown on the most recent financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks pursuant to Section 5.01(a) or
(b)) that are assumed by the transferee of any such assets and (B) any securities or other obligations received from such transferee that are immediately converted by such Vlasic Company into cash (or as to which such Vlasic Company has received, at or before the consummation of such sale, a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert such securities or other obligations into cash within 90 days after the consummation of such sale and which are thereafter actually converted into cash within such 90-day period) will be deemed to be cash (but will not be deemed to be Net Cash Proceeds until converted to cash).

           SECTION 5.19. Investments and Acquisitions. No Vlasic Company will make any Asset Acquisition or hold, make or acquire any Investment in any Person other than:

                  (a) any Investment in a Person which is a Subsidiary on the Effective Date;

                  (b) Temporary Cash Investments;

                  (c) Permitted Asset Acquisitions and Permitted Investments;

                  (d) any debt obligation constituting all or part of the consideration received for assets sold by a Vlasic Company if, immediately after such debt obligation is acquired, the aggregate outstanding principal amount of all debt obligations held by the Vlasic Companies as permitted by this clause (d) does not exceed $10,000,000;

                  (e) any Investment in a trust or other entity created for purposes of any Permitted Asset Securitization after the Security Release Date; and

                  (f) Investments not otherwise permitted by the foregoing clauses of this Section if, immediately after each such Investment is made or acquired, the aggregate book value of all Investments permitted by this clause (f) does not exceed $5,000,000.

For purposes of clauses (d) and (f) above, the amount of each Investment shall be deemed to be the original amount invested less any principal repaid or capital returned, but not less than zero.

           SECTION 5.20. Transactions with Affiliates. No Vlasic Company will, directly or indirectly, (i) pay any funds to or for the account of any Affiliate, (ii) make any investment in any Affiliate (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise), (iii) lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to any Affiliate, or (iv) participate in, or effect any transaction with any Affiliate, except in each case on an arms-length basis on terms at least as favorable to such Vlasic Company as could have been obtained from a third party that was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing.

           SECTION 5.21. Certain Amendments. No Vlasic Company will amend its Organizational Documents or any of the Spin-Off Agreements in any manner which could adversely affect the rights of the Agents or the Banks under the Financing Documents or their ability to enforce the same.

           SECTION 5.22. Limitations on Restrictions Affecting Subsidiaries. No Vlasic Company will enter into, or suffer to exist, any agreement (other than the Financing Documents) which prohibits or limits the ability of any Subsidiary to (i) pay dividends or make other distributions or pay any Debt owed to any other Vlasic Company, (ii) make loans or advances to any other Vlasic Company or
(iii) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure its Secured Obligations; provided that the foregoing shall not prohibit any such prohibition or limitation contained in:

                  (a) any document relating to Debt secured by a Lien permitted by Section 5.10, insofar as the provisions thereof limit grants of junior liens on the assets securing such Debt;

                  (b) any document relating to Debt of Foreign Subsidiaries permitted by Section 5.11(a) or (g);

                  (c) any operating lease or capital lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other Person; and

                  (d) if a Person becomes a Subsidiary of the Company after the Effective Date, any agreement that is binding on such Person and was not entered into in contemplation of its becoming a Subsidiary, insofar as such agreement limits such Person's ability to take any action described in clause (i), (ii) or (iii) of this Section, provided that either:

                           (1) such limitation is terminated within 60 days
                     after such Person becomes a Subsidiary or

                           (2) not more than 5% of Consolidated EBITDA for any
                     period of four consecutive Fiscal Quarters ending after such Person becomes a Subsidiary (determined on a pro forma basis assuming that all Persons that are Subsidiaries at the end of such period were Subsidiaries at the beginning of such period) is attributable, in the aggregate, to Persons that become Subsidiaries after the Effective Date and remain subject to such limitations more than 60 days after becoming Subsidiaries.

                                    ARTICLE 6
                                    DEFAULTS

           SECTION 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) the Company shall (i) fail to pay when due any principal of any Loan or (ii) fail to pay, within 5 days after the date when due, any interest on any Loan or any fee or other amount payable hereunder;

                  (b) the Company shall fail to observe or perform any covenant contained in Section 5.01(f) or Sections 5.07 to 5.18, inclusive or the Company or any Domestic Subsidiary shall fail to observe or perform any covenant contained in Section 5(a), (b) or (j) of the Security Agreement;

                  (c) the Company or any Domestic Subsidiary shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Financing Document (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

                  (d) any representation, warranty, certification or statement made by the Company or any Domestic Subsidiary in this Agreement or any other Financing Document or in any certificate, financial statement or other document delivered by the Company pursuant hereto or thereto shall prove to have been incorrect in any material respect when made (or deemed made pursuant to the last sentence of Section 3.03);

                  (e) any Vlasic Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (f) an involuntary case or other proceeding shall be commenced against any Vlasic Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Vlasic Company under the federal bankruptcy laws as now or hereafter in effect;

                  (g) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000;

                  (h) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against any Vlasic Company and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

                  (i) one or more Vlasic Companies shall fail to repay Material Debt at the maturity thereof;

                  (j) any event or condition shall occur which results in the acceleration of the maturity of Material Debt or enables or, with the giving of notice or lapse of time or both, would enable, the holders of Material Debt or any Person acting on their behalf to accelerate the maturity thereof;

                  (k) any Lien created by the Collateral Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be subject to such Lien, subject to no prior or equal Lien, or any Vlasic Company shall so assert in writing, or any provision of any Subsidiary Guaranty Agreement shall cease to be in full force and effect or any Vlasic Company, or any Person acting on behalf of any Vlasic Company, shall so assert in writing; or

                  (l) (i) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act), other than a Designated Affiliate, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 25% or more of the outstanding shares of common stock of the Company,
           (ii) the Designated Affiliates, collectively, shall have beneficial ownership (within the meaning of said Rule 13d-3) of 49% or more of the outstanding shares of common stock of the Company or (iii) Continuing Directors shall cease to constitute a majority of the Company's board of directors;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Revolving Credit Commitments, by notice to the Company terminate the Revolving Credit Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% of the aggregate principal amount of the Loans, by notice to the Company declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that if any Event of Default specified in clause (e) or (f) above occurs with respect to the Company, then without any notice to the Company or any other act by the Administrative Agent or the Banks, the Revolving Credit Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

           SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                    ARTICLE 7
                                   THE AGENTS

           SECTION 7.01. Appointment and Authorization. (a) Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

            (b) Each Bank irrevocably appoints and authorizes the Collateral Agent to take such action as Collateral Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

           SECTION 7.02. Agents and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Vlasic Company or Campbell or any Subsidiary or affiliate of any Vlasic Company or Campbell as if it were not an Agent.

           SECTION 7.03. Action by Agents. The obligations of each Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default except as expressly provided in
Article 6, and the Collateral Agent shall not be required to take any action with respect to any Default except as expressly provided in the Security Agreement.

           SECTION 7.04. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for any Vlasic Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

           SECTION 7.05. Liability of Agents. None of the Agents, their respective affiliates and their respective directors, officers, agents or employees shall be liable for any action taken or not taken by such Agent in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents, their respective affiliates and their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Vlasic Company; (iii) the satisfaction of any condition specified in Article 3, except, in the case of the Administrative Agent, receipt of items required to be delivered to the Administrative Agent; or
(iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith. Neither Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "AGENT" in this Agreement with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only administrative relationships between independent contracting parties.

           SECTION 7.06. Indemnification. The Banks shall, ratably in accordance with their respective Credit Exposures, indemnify the Administrative Agent, the Collateral Agent, the Syndication Agent, their respective affiliates and the directors, officers, agents and employees of the foregoing (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with any Financing Document or any action taken or omitted by such indemnitees thereunder.

           SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Syndication Agent, the Administrative Agent, the Collateral Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Syndication Agent, the Administrative Agent, the Collateral Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

           SECTION 7.08. Successor Agents. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder. The Collateral Agent may resign as provided in the Security Agreement.

           SECTION 7.09. Agents' Fees. The Company shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and such Agent.

           SECTION 7.10. Syndication Agent. Nothing in this Agreement shall impose upon the Syndication Agent, in its capacity as such, any duty or responsibility whatsoever.


                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

           SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money Market LIBOR Loan:

                  (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

                  (b) in the case of CD Loans or Euro-Dollar Loans, Banks having 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Company notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the rate applicable to Base Rate Loans for such day.

           SECTION 8.02. Illegality. If, on or after February 20, 1998, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

           SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after
(x) February 20, 1998, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding
(i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

            (b) If any Bank shall have determined that, after February 20, 1998, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

            (c) Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after February 20, 1998, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

           SECTION 8.04. Taxes. (a) For the purposes of this Section, the following terms have the following meanings:

           "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Vlasic Company pursuant to any Financing Document, and all liabilities with respect thereto, excluding (i) in the case of each Bank and each Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments, but only up to the rate (if any) at which United States withholding tax would apply to such payments to such Bank at the time such Bank first becomes a party to this Agreement.

           "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to any Financing Document or from the execution or delivery of, or otherwise with respect to, any Financing Document.

            (b) Any and all payments by the Company to or for the account of any Bank or Agent under any Financing Document shall be made without deduction for any Taxes or Other Taxes; provided that, if the Company shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Company shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

            (c) The Company agrees to indemnify each Bank and each Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or Agent (as the case may be) makes demand therefor.

            (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), shall provide the Company and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

            (e) For any period with respect to which a Bank has failed to provide the Company or the Administrative Agent with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or 8.04(c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

            (f) If the Company is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

           SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate. If
(i) the obligation of any Bank to make, or convert outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Company shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks). If such Bank notifies the Company that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.


                                    ARTICLE 9
                                  MISCELLANEOUS

           SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company, the Administrative Agent or the Collateral Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile number set forth in its Administrative Questionnaire, (z) or in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this

Section; provided that notices to the Administrative Agent under Article 2 or
Article 8 shall not be effective until received.

           SECTION 9.02. No Waivers. No failure or delay by any Agent or any Bank in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

           SECTION 9.03. Expenses; Indemnification. (a) The Company shall pay
(i) all reasonable out-of-pocket expenses of the Agents, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement or any other Financing Document, any waiver or consent hereunder or any amendment hereof or thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agents and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

            (b) The Company agrees to indemnify each Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, settlement costs and the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of any Financing Document or the Commitments hereunder or any actual or proposed use of proceeds of the Loans; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

           SECTION 9.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the relevant Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company or Campbell, as applicable, other than its indebtedness hereunder. Each of the Company and Campbell agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company or Campbell, as applicable, in the amount of such participation.

           SECTION 9.05. Amendments and Waivers. Any provision of this Agreement, the Notes or the Campbell Global Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Administrative Agent or Campbell are affected thereby, by the Administrative Agent or Campbell, as the case may be); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Commitment, (iv) change the percentage of the Credit Exposures or of the aggregate unpaid principal amount of Loans or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (v) change any of the provisions contained in Section 9.04, 9.05 or 9.06(a).

           SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Campbell nor the Company may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Banks.

            (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Revolving Credit Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Company and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Vlasic Companies under the Financing Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of any Financing Document; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of
Section 9.05 without the consent of the Participant. The Company agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 and Sections 2.14 and 2.16 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

            (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000) of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company (which consent shall not unreasonably be withheld); provided that no such consent shall be required (i) if the Assignee is Bank or an affiliate of a Bank or (ii) an Event of Default has occurred and is continuing; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Company shall make appropriate arrangements so that a new Note is issued to the Assignee, if required to evidence the Loans (or portions thereof) assigned to and/or made by the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States or a state thereof, it shall deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of United States federal income taxes in accordance with Section 8.04.

            (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

            (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or
8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

           SECTION 9.07. No Reliance on Margin Stock. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

           SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to the Financing Documents or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

           SECTION 9.09. Counterparts; Integration. This Agreement and any amendment hereto may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

           SECTION 9.10. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL

BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

           IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             VLASIC FOODS INTERNATIONAL INC.


By:  /s/ William R. Lewis                    By: /s/ Robert F. Bernstock
     -------------------------                   -------------------------------
     Name:  William R. Lewis                      Name:  Robert F. Bernstock
     Title: Vice President and CFO                Title: President and CEO


                                             Address: Vlasic Plaza
                                                      6 Executive Campus
                                                      Cherry Hill, NJ 08002-4112
                                             Facsimile: 609-969-7151
                                             Website: www.vlasic.com


                                             MORGAN GUARANTY TRUST
                                                   COMPANY OF NEW YORK


                                             By:  /s/ Kathryn Sayko-Yanes
                                                  ------------------------------
                                                  Name:  Kathryn Sayko-Yanes
                                                  Title: Vice President


                                             THE CHASE MANHATTAN BANK


                                             By:  /s/ Carol A. Ulmer
                                                  ------------------------------
                                                  Name:  Carol A. Ulmer
                                                  Title: Vice President


                                             BANK OF AMERICA NT&SA


                                             By:  /s/ W.L. Hess
                                                  ------------------------------
                                                  Name:  W.L. Hess
                                                  Title: M.D.

                                             BANK OF MONTREAL


                                             By:  /s/ Sharron P. Walsh
                                                  ------------------------------
                                                   Name:  Sharron P. Walsh
                                                   Title: Director


                                             BARCLAYS BANK PLC


                                             By:  /s/ K. Machie
                                                  ------------------------------
                                                   Name:  K. Machie
                                                   Title: Director


                                             CITIBANK, N.A.

                                             By:  /s/ Robert M. Spencer
                                                  ------------------------------
                                                  Name:  Robert M. Spencer
                                                  Title: Attorney in Fact


                                             DEUTSCHE BANK AG NEW YORK
                                                   and/or CAYMAN ISLANDS
                                                   BRANCHES

                                             By:  /s/ Stephan A. Wiedemann
                                                  ------------------------------
                                                  Name:  Stephan A. Wiedemann
                                                  Title: Director

                                             By:  /s/ Hans-Josef Thiele
                                                  ------------------------------
                                                  Name:  Hans-Josef Thiele
                                                  Title: Director

                                            THE FIRST NATIONAL BANK OF
                                                  CHICAGO


                                            By: /s/ Tom Dao
                                                Name:  Tom Dao
                                                Title: Corporate Banking Officer


                                            FLEET NATIONAL BANK


                                            By: /s/Christopher W. Criswell
                                                Name: Christopher W. Criswell
                                                Title: Senior Vice President


                                            MELLON BANK, N.A.


                                            By: /s/Donald G. Cassidy, Jr.
                                                Name: Donald G. Cassidy, Jr.
                                                Title: FIRST VICE PRESIDENT


                                            PNC BANK, NATIONAL ASSOCIATION


                                            By: /s/ Vicky Zift
                                                Name: Vicky Zift
                                                Title: Vice President


                                            WACHOVIA BANK, N.A.


                                            By: /s/ Adam T. Ogburn
                                                Name: ADAM T. OGBURN
                                                Title: VICE PRESIDENT

                                            THE BANK OF NEW YORK


                                            By: /s/ W.C. Parrcci
                                                  Name: W.C. Parrcci
                                                  Title: Vice President


                                            THE BANK OF NOVA SCOTIA


                                            By: /s/ Stephen Lockhart
                                                  Name: Stephen Lockhart
                                                  Title: Vice President


                                            FIRST UNION NATIONAL BANK


                                            By: /s/ Kathleen E. Strong
                                                  Name: Kathleen E. Strong
                                                  Title: S.V.P.


                                            SUNTRUST BANK, ATLANTA


                                            By: /s/ W. David Wisdom
                                                  Name: W. David Wisdom
                                                  Title: Group Vice President


                                            By: /s/ Robert R. Cowan
                                                  Name: Robert R. Cowan
                                                  Title: Operations Officer

                                            WESTDEUTSCHE LANDESBANK
                                                  GIROZENTRALE NEW YORK
                                                  BRANCH


                                            By: /s/ Andreas Schroeter
                                                  Name: ANDREAS SCHROETER
                                                  Title: DIRECTOR


                                            By: /s/ Walter T. Duffy III
                                                  Name: WALTER T. DUFFY III
                                                  Title: Associate


                                            BANCA NAZIONALE DEL LAVORO
                                                  S.p.A.-NEW YORK BRANCH


                                            By: /s/ Giulio Giovine
                                                  Name: Giulio Giovine
                                                  Title: Vice President


                                            By: /s/ Leonardo Valentini
                                                  Name: Leonardo Valentini
                                                  Title: First Vice President


                                            THE CHASE MANHATTAN BANK, as
                                                  Syndication Agent


                                            By: /s/ Carol A. Ulmer
                                                  Name: CAROL A. ULMER
                                                  Title: VICE PRESIDENT

                               COMMITMENT SCHEDULE

                                                          REVOLVING
                BANK                                   CREDIT COMMITMENT         TERM LOANS            COMMITMENT
                ----                                   -----------------         ----------            ----------
Morgan Guaranty Trust Company of  New York               $51,333,333.34         $9,333,333.34        $60,666,666.68

The Chase Manhattan Bank                                 $51,333,333.34         $9,333,333.34        $60,666,666.68

Bank of America NT&SA                                    $33,733,333.34         $6,133,333.34        $39,866,666.68

Bank of Montreal                                         $33,733,333.34         $6,133,333.34        $39,866,666.68

Barclays Bank PLC                                        $33,733,333.34         $6,133,333.34        $39,866,666.68

Citibank, N.A.                                           $33,733,333.33         $6,133,333.33        $39,866,666.66

Deutsche Bank AG New York and/or Cayman Islands          $33,733,333.33         $6,133,333.33        $39,866,666.66
Branches

The First National Bank of Chicago                       $33,733,333.33         $6,133,333.33        $39,866,666.66

Fleet National Bank                                      $33,733,333.33         $6,133,333.33        $39,866,666.66

Mellon Bank, N.A.                                        $33,733,333.33         $6,133,333.33        $39,866,666.66

PNC Bank, National Association                           $33,733,333.33         $6,133,333.33        $39,866,666.66

Wachovia Bank, N.A.                                      $33,733,333.33         $6,133,333.33        $39,866,666.66

The Bank of New York                                     $25,666,666.67         $4,666,666.67        $30,333,333.34

The Bank of Nova Scotia                                  $18,333,333.33         $3,333,333.33        $21,666,666.66

First Union National Bank                                $18,333,333.33         $3,333,333.33        $21,666,666.66

SunTrust Bank, Atlanta                                   $18,333,333.33         $3,333,333.33        $21,666,666.66

Westdeutsche Landesbank Girozentrale New York            $18,333,333.33         $3,333,333.33        $21,666,666.66
Branch

Banca Nazionale del Lavoro S.p.A.- New York Branch       $11,000,000.00         $2,000,000.00        $13,000,000.00
                                                         --------------         -------------        --------------
TOTAL                                                   $550,000,000.00       $100,000,000.00       $650,000,000.00
-----

                          RATIO-BASED PRICING SCHEDULE

         For any day on or after the Grid Pricing Commencement Date, each of "FACILITY FEE RATE", "EURO-DOLLAR MARGIN", "CD MARGIN" and "BASE RATE MARGIN" means the rate per annum set forth below in the applicable row opposite such term and in the column corresponding to the "Pricing Level" that applies for such day.


                                   Level I       Level II      Level III      Level IV       Level V       Level VI       Level VII
Facility Fee Rate                  0.085%         0.100%        0.150%         0.175%         0.250%        0.250%         0.500%
Euro-Dollar Margin                 0.250%         0.350%        0.550%         0.700%         1.125%        1.250%         1.500%
CD Margin                          0.375%         0.475%        0.675%         0.825%         1.250%        1.375%         1.625%
Base Rate Margin                     0              0             0              0            0.125%        0.250%         0.500%

         For purposes of this Schedule, the following terms have the following meanings:

         "APPLICABLE DEBT/EBITDA RATIO" means, on any day, the Debt/EBITDA Ratio at the end of the most recently ended Fiscal Quarter for which the Company has delivered financial statements pursuant to Section 5.01(a) or 5.01(b); provided that (i) if a Default exists under Section 5.01(a), 5.01(b) or 5.01(c) on any such day, the Applicable Debt/EBITDA Ratio for such day shall be deemed to be greater than 4.0 to 1 and (ii) subject to the foregoing clause (i), the Debt/EBITDA Ratio at the end of Fiscal 1999 shall apply for any day from and including the Grid Pricing Commencement Date to but excluding the date the Company delivers financial statements with respect to the first Fiscal Quarter of Fiscal 2000 pursuant to Section 5.01(b).

         "LEVEL I PRICING" applies for any day if, on such day, the Applicable Debt/EBITDA Ratio is less than 1.5 to 1.

         "LEVEL II PRICING" applies for any day if, on such day, the Applicable Debt/EBITDA Ratio is greater than or equal to 1.5 to 1 but less than 2.0 to 1.

         "LEVEL III PRICING" applies for any day if, on such day, the Applicable Debt/EBITDA Ratio is greater than or equal to 2.0 to 1 but less than 2.5 to 1.

         "LEVEL IV PRICING" applies for any day if, on such day, the Applicable Debt/EBITDA Ratio is greater than or equal to 2.5 to 1 but less than 3.0 to 1.

         "LEVEL V PRICING" applies for any day if, on such day, the Applicable Debt/EBITDA Ratio is greater than or equal to 3.0 to 1 but less than 3.5 to 1.

         "LEVEL VI PRICING" applies for any day if, on such day, the Applicable Debt/EBITDA Ratio is greater than or equal to 3.5 to 1 but less than 4.0 to 1.

         "LEVEL VII PRICING" applies for any day if, on such day, no other Pricing Level applies.

         "PRICING LEVEL" refers to the determination of which of Level I, Level II, Level III, Level IV, Level V, Level VI or Level VII Pricing applies for any day.

                         RATINGS-BASED PRICING SCHEDULE

         Each of "FACILITY FEE RATE", "EURO-DOLLAR MARGIN" and "CD MARGIN" means, for any day, the rate per annum set forth below in the applicable row opposite such term and in the column corresponding to the "Pricing Level" that applies for such day:


--------------------------------------------------------------------------------------------------------------------
                                                           Level I      Level II    Level III    Level IV    Level V
--------------------------------------------------------------------------------------------------------------------
Facility Fee Rate                                          0.085%       0.100%       0.125%      0.150%       0.250%
--------------------------------------------------------------------------------------------------------------------
Euro-Dollar Margin
         If Utilization is less than or equal to 33%       0.200%       0.200%       0.200%      0.350%       0.625%
         If Utilization is  > 33%                          0.250%       0.250%       0.250%      0.400%       0.675%
--------------------------------------------------------------------------------------------------------------------
CD Margin
         If Utilization is less than or equal to 33%       0.325%       0.325%       0.325%      0.475%       0.750%
         If Utilization is  > 33%                          0.375%       0.375%       0.375%      0.525%       0.800%
--------------------------------------------------------------------------------------------------------------------

         For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraphs of this Schedule:

         "LEVEL I PRICING" applies for any day if, on such day, the Company's long-term debt is rated A- or higher by S&P or A3 or higher by Moody's.

         "LEVEL II PRICING" applies for any day if, on such day, (i) the Company's long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody's and (ii) Level I Pricing does not apply.

         "LEVEL III PRICING" applies for any day if, on such day, (i) the Company's long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's and (ii) neither Level I Pricing nor Level II Pricing applies.

         "LEVEL IV PRICING" applies for any day if, on such day, (i) the Company's long-term debt is rated BBB- or higher by S&P or Baa3 or higher by Moody's and (ii) none of Level I Pricing, Level II Pricing and Level III Pricing applies.

         "LEVEL V PRICING" applies for any day if, on such day, no other Pricing Level applies.

         "PRICING LEVEL" refers to the determination of which of Level I, Level II, Level III, Level IV or Level V Pricing applies for any day.

         "UTILIZATION" means, for any day, the percentage which the aggregate outstanding principal amount of the Loans represents of the aggregate amount of the Commitments at the close of business on such day.

         The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect on any day is that in effect at the close of business on such day.

         Split ratings shall be treated as follows:

           (i) If the Company is split-rated and the ratings differential is one level, the higher of the two ratings will apply (e.g., A-/Baa1 results in Level I Pricing and BBB+/Baa2 results in Level II Pricing).

          (ii) If the Company is split-rated and the ratings differential is more than one level, the midpoint of the two ratings (or, if there is no midpoint, the higher of two intermediate ratings) shall be used (e.g., A-/Baa2 results in Level II Pricing and A-/Baa3 results in Level II Pricing).

                                                                   SCHEDULE 1.01

                                   LIST OF SPIN-OFF AGREEMENTS


Distribution Agreement between Campbell and the Company

Benefits Sharing Agreement between Campbell and the Company

Tax Sharing and Indemnification Agreement between Campbell and the Company

Trademark License Agreements between Campbell and the Company

Technology Sharing Agreement between Campbell and the Company

Transition Services Agreement between Campbell and the Company

Supply Agreements between Campbell and the Company

Contract Manufacturing ("Co-Pack") Agreements between Campbell and the
Company

                                                                   SCHEDULE 5.17



                               DEBT OUTSTANDING AT AUGUST 30, 1998


DEBTOR                             AMOUNT                              EXCHANGE RATE                  US$ OR EQUIVALENT
Campbell Grocery Products          DM 2,280,000 (short-term)               1.7585                            $1,297,000
GmbH and Theodor Kattus            DM 3,017,000 (long-term)                1.7585                            $1,716,000
GmbH

Freshbake Foods Limited            (pound sterling)1,582,000               1.6806                            $2,658,000

Swift Armour Sociedad                                                                                       $11,939,000
Anonima Argentina

Capitalized Leases (current                                                                                    $369,000
portion)

Capitalized Leases (long-term                                                                                  $382,000
portion)

TOTAL                                                                                                       $18,361,000

                                                                       EXHIBIT A

                                  FORM OF NOTE

                                                              New York, New York
                                                            ___________ __, 199_


         For value received, VLASIC FOODS INTERNATIONAL INC., a New Jersey corporation (the "COMPANY"), promises to pay to the order of ______________________ (the "BANK"), for the account of its Applicable Lending Office, the unpaid principal amount of (i) the Loan (if any) made by the Bank to Campbell Soup Company on the Campbell Closing Date and assumed by the Company on the Company Closing Date and (ii) each Loan made by the Bank to the Company after the Company Closing Date, in each case pursuant to the Credit Agreement referred to below, on the maturity date provided for in the Credit Agreement, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The Company promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans evidenced hereby, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make (or any error in making) any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Credit Agreement.

         This Note is one of the Notes referred to in the Credit Agreement dated as of February 20, 1998 among the Company, Campbell Soup Company, the Banks party thereto, The Chase Manhattan Bank, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. The Bank is entitled to the benefits of the Credit Agreement and reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                            VLASIC FOODS INTERNATIONAL INC.


                                            By: ____________________________
                                                  Name:
                                                  Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


                    AMOUNT OF            TYPE OF               AMOUNT OF               MATURITY             NOTATION
DATE                  LOAN                 LOAN            PRINCIPAL REPAID              DATE               MADE BY

                                                                       EXHIBIT B


                       FORM OF MONEY MARKET QUOTE REQUEST

                                     [Date]


To:      Morgan Guaranty Trust Company of New York (the "ADMINISTRATIVE AGENT")

From:    VLASIC FOODS INTERNATIONAL INC.

Re: Amended and Restated Credit Agreement dated as of September 30, 1998, as amended (the "CREDIT AGREEMENT") among Vlasic Foods International Inc., the Banks party thereto, The Chase Manhattan Bank, as Syndication Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent and Collateral Agent.

         We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:         ________________________



PRINCIPAL AMOUNT(1)               INTEREST PERIOD(2)
$

         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Terms used herein have the meanings assigned to them in the Credit Agreement.

                                            VLASIC FOODS INTERNATIONAL INC.


                                            By:

                                                  Name:
                                                  Title:
--------

         (1) Amount must be $5,000,000 or a larger multiple of $1,000,000.

         (2) Not less than one month (LIBOR Auction) or not less than 30 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                       EXHIBIT C


                           FORM OF INVITATION FOR MONEY MARKET QUOTES


To:      [Name of Bank]

Re: Invitation for Money Market Quotes to Vlasic Foods International Inc. (the "COMPANY")

         Pursuant to Section 2.03 of the Amended and Restated Credit Agreement dated as of September 30, 1998, as amended, among the Company, the Banks party thereto, The Chase Manhattan Bank, as Syndication Agent, and the undersigned, as Administrative Agent and Collateral Agent, we are pleased on behalf of the Company to invite you to submit Money Market Quotes to the Company for the following proposed Money Market Borrowing(s):

Date of Borrowing:         ________________________



PRINCIPAL AMOUNT(1)                                           INTEREST PERIOD(2)
$

         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

                                  MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK,  as Administrative Agent


                                  By:

                                        Authorized Officer
--------

         (1) Amount must be $5,000,000 or a larger multiple of $1,000,000.

         (2) Not less than one month (LIBOR Auction) or not less than 30 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                       EXHIBIT D

                           FORM OF MONEY MARKET QUOTE

                                     [Date]

To:      Morgan Guaranty Trust Company of New York, as Administrative Agent

From:    [Name of Bank]

Re:      Money Market Quote to Vlasic Foods International Inc. (the "COMPANY")

         In response to your invitation on behalf of the Company dated _______, 19__, we hereby make the following Money Market Quote on the following terms:

         1.    Quoting Bank:

         2.    Person to contact at Quoting Bank:

         3.    Date of Borrowing: (1)

         4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


PRINCIPAL AMOUNT(1)  INTEREST PERIOD(2)   [MONEY MARKET MARGIN(3)]  [ABSOLUTE RATE(4)]
$
$


[provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.](2)

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Credit Agreement dated as of September 30, 1998, as amended, among the Company, the Banks party thereto, The Chase Manhattan Bank, as Syndication Agent, and yourselves, as Administrative Agent and Collateral Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                            Very truly yours,

--------
      (1)  As specified in the related Invitation.

                                            [NAME OF BANK]


Dated:                                      By:
                                                  Authorized Officer

1. Principal amount bid for each Interest Period may not exceed principal amount required. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

2. Not less than one month or not less than 30 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

3. Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000th of 1%) and specify whether "PLUS" or "MINUS".

4. Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                       2